UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GP Strategies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GP STRATEGIES CORPORATION

6095 Marshalee Drive

Elkridge, Maryland 21075

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held December 14, 2011

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of GP Strategies Corporation (the “Company”) will be held at the Intercontinental Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, on the 14th day of December 2011, at 10:30 a.m., local time, for the following purposes:

1.               To elect eight persons to the Board of Directors of the Company to serve until their respective successors are elected and qualified.

2.               To vote upon a proposal to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

3.               To hold an advisory vote to approve the compensation of our named executive officers as disclosed in the attached Proxy Statement.

4.               To hold an advisory vote regarding the frequency of future shareholder advisory votes on the compensation of our named executive officers.

5.               To approve an Agreement and Plan of Merger providing for the merger of the Company with and into its wholly-owned subsidiary, General Physics Corporation (“General Physics”) to eliminate the current holding company structure.

6.               To approve the GP Strategies Corporation 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”).

7.               Any other matters properly brought before the meeting or any adjournments or postponements thereof.

The foregoing items of business are described more fully in our Proxy Statement.

Only stockholders of record as of the close of business on October 21, 2011 are entitled to receive notice of and to vote at the Annual Meeting.  A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the number of votes entitled to be cast as of the record date.  A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company at 6095 Marshalee Drive, Suite 300, Elkridge, Maryland.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 2 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

By Order of the Board of Directors

Kenneth L. Crawford, Secretary

Elkridge, Maryland
November 1, 2011

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this will make the proxy distribution process more efficient, less costly and help in conserving natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election.

GP STRATEGIES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2011

GP STRATEGIES CORPORATION

6095 Marshalee Drive

Elkridge, Maryland 21075

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, for use only at the Annual Meeting to be held at the Intercontinental Harbor Court Hotel, 550 Light Street, Baltimore, Maryland on the 14th day of December 2011, at 10:30 a.m., local time, and at any adjournments or postponement thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was November 1, 2011.

Properly delivered Proxies will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the proposal to elect eight persons to the Board of Directors of the Company to serve until their respective successors are elected and qualified, FOR the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, FOR the compensation of our named executive officers, FOR an advisory vote on executive compensation to be held every ONE year, FOR the proposal to approve the Agreement and Plan of Merger providing for the merger of the Company with and into General Physics to eliminate the holding company structure and FOR the proposal to approve the 2011 Stock Incentive Plan.  In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. The management of the Company is not aware of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named.

Required Votes

In the election of directors (Proposal 1), you may either vote “for” each nominee or expressly withhold your vote with respect to a nominee.  The directors are elected by a plurality of the votes cast by holders of shares of GP Strategies Common Stock (the “Common Stock”) present in person or represented by proxy at the Annual Meeting, which means the eight director nominees receiving the highest number of votes will be elected.  Accordingly, shares not present and shares present but not voted (because such vote is expressly withheld or is simply not cast, whether as a broker non-vote or otherwise) will have no effect on the voting outcome with respect to the election of directors; provided that abstentions and broker non-votes will be counted as having been present for purposes of determining the presence of a quorum.

The proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2) requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present.  Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

The advisory vote on compensation of our named executive officers (Proposal 3) requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.  Although the advisory vote on the compensation of our named executive officers is non-binding, the Board of Directors will review the results of the vote and will take them into account in making a determination concerning executive compensation of our named executive officers.

In the advisory vote on the frequency of the advisory vote on compensation of our named executive officers (Proposal 4), you have four choices for voting on this proposal, as indicated on the proxy card. You can choose whether the vote on the compensation of our named executive officers should be conducted every one (1) year, every two (2) years or every three (3) years. You may also abstain from voting on this proposal. The frequency of the vote on the compensation of our named executive officers receiving the greatest number of votes cast (every 1, 2 or 3 years) will be considered the frequency recommended by shareholders. Although this vote is advisory and therefore not binding on the Company or its Board of Directors, the frequency considered to be recommended by shareholders will be adopted by the Board of Directors with respect to future votes on executive compensation.  Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

The approval of the merger of the Company with and into its wholly-owned subsidiary, General Physics Corporation, (Proposal 5) to eliminate the holding company structure, requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. For Proposal 5, abstentions and broker non-votes will be counted as present and will have the same legal effect as a negative vote.

The proposal to approve the 2011 Stock Incentive Plan (Proposal 6) requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present and the total votes cast on the proposal represents over 50% in interest of the outstanding shares of Common Stock.  Abstentions and broker non-votes will be counted as having been present for purposes of determining the presence of a quorum and will have the effect of negative votes on this proposal, unless holders of more than 50% in interest of the outstanding shares of stock cast votes on the proposal, in which case they will have no effect on this proposal.

If you hold your shares in “street name” (that is through a broker or other nominee), your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. If you do not give your broker instructions on how to vote your shares the broker will return the proxy card without voting on proposals not considered “routine.” This is a broker non-vote.  Except for the ratification of KPMG LLP, votes in connection with all of the other proposals are considered “non-routine” matters. The broker may not vote on these matters without instructions from you.

Record Date

The Board of Directors has fixed the close of business on October 21, 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on October 21, 2011 consisted of 18,743,886 shares of Common Stock, each entitled to one vote per share.  A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock, representing a majority of the number of votes entitled to be cast.

Voting via the Internet, by Telephone or by Mail; Revoking Earlier Vote

As an alternative to voting in person at the Annual Meeting, stockholders whose shares are registered in their own names may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides instructions on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot.

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to GP Strategies Corporation’s Secretary at its principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the preceding paragraph.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of Common Stock beneficially owned as of October 21, 2011 by each person who is known by the Company based on such person’s filings with the Securities and Exchange Commission (“SEC”) to own beneficially more than 5% of the Company’s outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class

Sagard Capital Partners, L.P. 325 Greenwich Avenue Greenwich, CT 06830	2,882,143 shares	(1)	15.4%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,040,900 shares	(2)	10.9%

Manatuck Hill Partners, LLC 1465 Post Road East Westport, CT 06880	1,454,970 shares	(3)	7.8%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,030,193 shares	(4)	5.5%

(1)	Based on a Form 4 filed by Sagard Capital Partners, L.P. with the SEC on October 4, 2011.

(2)	Based on a Schedule 13F-HR/A filed by Royce & Associates, LLC with the SEC on August 9, 2011.

(3)	Based on a Form 13F-HR filed by Manatuck Hill Partners, LLC with the SEC on August 15, 2011.

(4)

Based on a Schedule 13F-HR filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on August 9, 2011. Dimensional has informed the Company that the shares are owned by advisory clients of Dimensional and that Dimensional disclaims beneficial ownership of such shares.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

The following table sets forth, as of October 21, 2011, the beneficial ownership of Common Stock, by each director, each of the named executive officers, and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)

Harvey P. Eisen	392,820	(2)	2.1%
Daniel M. Friedberg	2,882,143	(3)	15.4%
Marshall S. Geller	230,778		1.2%
Scott N. Greenberg	262,284	(4)	1.4%
Sue W. Kelly	16,633		*
Richard C. Pfenniger, Jr.	27,577		*
A. Marvin Strait	19,633		*
Gene A. Washington	17,633		*
Douglas E. Sharp	166,994	(5)	*
Sharon Esposito-Mayer	93,291	(5)	*
Karl Baer	103,735	(5)	*
Donald R. Duquette	104,944	(5)	*
Directors and Executive Officers as a Group (15 persons)	4,432,125	(6)	23.0%

*	Less than one percent.

(1)

Assumes for each beneficial owner and directors and executive officers as a group that all currently exercisable options are exercised in full only by the named beneficial owner or members of the group and no other options are exercised.

(2)

Includes 350,000 shares of Common Stock beneficially owned by Bedford Oak Partners, L.P. (“Bedford Oak”). Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak Advisors, LLC, the investment manager of Bedford Oak.

(3)

The amount reported by Daniel M. Friedberg represents the beneficial ownership of the Company’s securities by Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard Capital”). Mr. Friedberg is the President and Chief Executive Officer of Sagard Capital Partners Management Corporation (“Sagard Management”), the investment manager of Sagard Capital, and is the President and Chief Executive Officer of Sagard Capital Partners GP, Inc., the general partner of Sagard Capital. Mr. Friedberg disclaims beneficial ownership of such securities, by virtue of his position as the President and Chief Executive Officer of Sagard Management.

(4)

Includes (i) 118,500 shares issuable upon exercise of currently exercisable stock options; (ii) 13,535 shares of Common Stock allocated to Mr. Greenberg’s account pursuant to the provisions of our Retirement Savings Plan and (iii) 4,000 shares of Common Stock held by members of his family. Mr. Greenberg disclaims beneficial ownership of the 4,000 shares of Common Stock held by members of his family.

(5)

Includes 101,620 shares for Mr. Sharp, 58,240 shares for Ms. Esposito-Mayer, 68,240 shares for Mr. Baer and 68,740 shares for Mr. Duquette, issuable upon exercise of currently exercisable stock options; and 14,734 shares for Mr. Sharp, 9,098 shares for Ms. Esposito-Mayer, 8,794 shares for Mr. Baer and 13,755 shares for Mr. Duquette allocated pursuant to the provisions of our Retirement Savings Plan.

(6)

Includes 485,580 shares of Common Stock issuable upon exercise of currently exercisable stock options and 73,679 shares of Common Stock allocated to accounts pursuant to the provisions of our Retirement Savings Plan.

PROPOSAL 1.  ELECTION OF DIRECTORS

Eight directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify.  The Proxies solicited by this proxy statement may not be voted for a greater number of persons than the number of nominees named.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  It is intended that these Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for Director named below in the event of the unavailability of any such nominee.

We seek persons to serve as directors who possess qualifications and expertise that will enhance the composition of the Board, applying considerations set forth in our Corporate Governance Guidelines (a copy of which may be viewed on our website and is available in print, without charge, upon request to our Corporate Secretary). Those considerations include personal integrity, character, background, achievements, experience, leadership ability, intelligence, ability to make independent analytical inquiries, ability to exercise sound business judgment, potential conflicts of interest and independence, ability to devote adequate time and energy to Board activities, diversity of age, gender and ethnicity, and legal and regulatory requirements.

Set forth below are the names of the nominees, the year in which first elected a Director of the Company, the principal occupation of each nominee, and a brief biography of each nominee, including information regarding the specific experience, qualifications, attributes or skills that led the Board of Directors to determine that the applicable director should be re-nominated or elected to serve as a member of our Board of Directors.

Name and Year First		Principal Occupation and Business Experience
Elected as Director	Age	During the Past Five Years

Scott N. Greenberg (1987)	55

Mr. Greenberg has been Chief Executive Officer since April 2005 and was the President of the Company from 2001 until February 2006.  He was Chief Financial Officer from 1989 until December 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and has held various other positions since joining the Company in 1981.  From 1999 to 2008, he was a Director of GSE Systems, Inc. (“GSE”), a global provider of real-time simulation and training solutions which is a former majority-owned subsidiary of the Company that was spun off in 2005. Mr. Greenberg has also been a Director of National Patent Development Corporation (“NPDC”), a holding company, since 2004, when NPDC, formerly a wholly-owned subsidiary of the Company, was spun off. Mr. Greenberg was also Chief Financial Officer of NPDC from 2004 until August 2007. Mr. Greenberg has served on our Board of Directors since 1987. Mr. Greenberg brings to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transaction experience. As our Chief Executive Officer, he brings to the Board extensive knowledge of the Company’s structure, history, major stockholders and culture.

Harvey P. Eisen (2002)	69

Mr. Eisen has been the Chairman of the Board since April 2005.  He has been Chairman and Managing Member of Bedford Oak Advisors, LLC since 1998. Prior thereto, Mr. Eisen served as Senior Vice President of Travelers, Inc. and of Primerica prior to its merger with Travelers in 1993. Mr. Eisen has over thirty years of asset management experience. Mr. Eisen is a Trustee of the University of Missouri Business School, where he established the first accredited course on the Warren Buffet Principles of Investing, and of Johns Hopkins University. Mr. Eisen has also been a Director of NPDC since August 2004 and became Chairman of the Board and Chief Executive Officer of NPDC in May 2007. Mr. Eisen has served on our Board of Directors since 2002. Mr. Eisen’s long, distinguished career in the investment and finance industry, combined with his wealth of experience with companies in many sectors, make him a skilled advisor who provides critical insight into strategic planning and financial matters.

Name and Year First		Principal Occupation and Business Experience
Elected as Director	Age	During the Past Five Years

Marshall S. Geller (2002)	72

Mr. Geller is Founder and Senior Managing Director of St. Cloud Capital, a Los Angeles based private equity fund formed in December 2001.  He has spent more than 40 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East.  Mr. Geller is currently a Director on the boards of National Holdings Corporation, California Pizza Kitchen, Inc., and Guidance Software, Inc., and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles.  Mr. Geller also serves on the Dean’s Advisory Council for the College of Business & Economics at California State University, Los Angeles, and on the Little Hoover Commission, an independent California state oversight agency. During the past five years, Mr. Geller has also been a director of 1st Century Bancshares, ShopNBC-ValueVision Media, Inc., SCPIE Holdings, Inc., and Blue Holdings Inc. Mr. Geller has served on our Board of Directors since 2002. As the managing director of a private equity fund and a director of other public companies, Mr. Geller brings to the Board many years of experience and expertise as an investor in and advisor to companies in various sectors.

Richard C. Pfenniger, Jr. (2005)	56

Mr. Pfenniger was the Chairman of the Board, President and Chief Executive Officer of Continucare Corporation (Continucare), a provider of primary care physician services, until October 2011 when a merger between Continucare and Metropolitan Health Networks, Inc. became effective.  Mr. Pfenniger was appointed President and Chief Executive Officer of Continucare in October 2003 after having served as a member of the board of Continucare since March 2002 and as Chairman since September 2002.  Mr. Pfenniger was the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a provider of career-oriented higher education, from 1997 until June 2003.  From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and from 1989 to 1994 he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation, a multi-national pharmaceutical company. Mr. Pfenniger currently serves as a Director of Safestitch Medical, Inc. and Opko Health, Inc. and also served as a director of IVAX Corporation from 2002 to 2009. Mr. Pfenniger has served on our Board of Directors since 2005. Mr. Pfenniger’s experience as a Chief Executive Officer of a public company and prior experience in the education industry brings relevant experience managing a growth-oriented business and balancing the demands of clients, employees and investors.

Sue W. Kelly (2007)	75

Mrs. Kelly is currently President and Chief Executive Officer of Kelly Consulting LLC, an investment and consulting firm. From 1995 to January 2007 she was a member of the U.S. House of Representatives, representing the 19th Congressional District of New York. While in Congress she served on the Board of Visitors of the U.S. Military Academy at West Point and on the House Financial Services Committee, among other assignments. Prior to becoming a Congresswoman, she worked in a variety of positions in business and education. Ms. Kelly currently serves as a Director of Magna Carta Companies, Inc. and has served on our Board of Directors since December 2007. Ms. Kelly’s experience in government provides the board with a unique perspective and insight on doing business with the U.S. government.

Name and Year First		Principal Occupation and Business Experience
Elected as Director	Age	During the Past Five Years

A. Marvin Strait (2007)	77

Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for over 40 years. He presently serves as a member of the Board of Trustees of the Colorado Springs Fine Arts Center Foundation, the Sam S. Bloom Foundation, The Penrose-St. Francis Health Foundation and Pikes Peak Educational Foundation. He also presently serves as a member of the Board of Directors and Chairman of the Audit Committee of Sturm Financial Group, Inc., and on the Board of Directors of the Denver School of Nursing and the Community Advisory Panel of American National Bank. Mr. Strait previously served as the Chairman of the Board of Directors of the American Institute of Certified Public Accountants (AICPA), as President of the Colorado Society of Certified Public Accountants and the Colorado State Board of Accountancy, and serves as a permanent member of the AICPA Governing Council. Mr. Strait served as a Director and Chairman of the Audit Committee of Continucare from 2004 to 2011, and as a Director and Chairman of the Audit Committee of RAE Systems, Inc. from 2006 to 2009. Mr. Strait has served on our Board of Directors since December 2007. Mr. Strait brings to the Board significant expertise in accounting and financial matters and in analyzing and evaluating financial statements. He has served on the audit committees of several companies, and is Chair of our Audit Committee.

Gene A. Washington (2007)	64

Mr. Washington was the Director of Football Operations with the National Football League (NFL) in New York from 1994 until his retirement in March 2009. He previously served as a professional sportscaster and as Assistant Athletic Director for Stanford University prior to joining the NFL. Mr. Washington has served on numerous corporate and civic boards, and currently serves as a Director for several NYSE-listed companies including dELiA*s, Goodrich Petroleum Corporation and the former New York Bancorp, Inc. Mr. Washington has served on our Board of Directors since December 2007. Mr. Washington brings to the Board perspectives and relationships that complement the largely financial backgrounds of our other directors, in addition to his experience serving on several public company boards.

Daniel M. Friedberg (2009)	50

Mr. Friedberg has been President and Chief Executive Officer of Sagard Capital Partners Management Corporation, the investment manager of Sagard Capital Partners, L.P., since its founding in 2005. Since 2005, he has also been a Vice President and Officer of Power Corporation of Canada, a diversified international management holding company. Prior to that, he was a Partner at Bain & Company. Mr. Friedberg joined Bain & Company in 1987 in the London office, and was a founder of the Toronto office in 1989 and the New York office in 2000. Mr. Friedberg also serves as a director of X-Rite, Incorporated. Mr. Friedberg has served on our Board of Directors since December 2009, when he was elected a director pursuant to the terms of the Securities Purchase Agreement under which Sagard Capital Partners, L.P. made an equity investment in the Company. Mr. Friedberg brings to the Board experience in investment management, which provides valuable perspective into our organizational and operational management as well as strategic planning matters.

Required Vote and Board Recommendation

In the election of directors (Proposal 1), you may either vote “for” each nominee or expressly withhold your vote with respect to a nominee.  The directors are elected by a plurality of the votes of the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, which means the eight director nominees receiving the highest number of votes will be elected.

The Board of Directors recommends that you vote FOR the election of each of the eight nominees.

Corporate Governance

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company’s business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board of Directors held five meetings in 2010. All of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of Committees of the Board on which they served.  We do not have an official policy with regard to Board members’ attendance at annual meetings of stockholders. However, we encourage all Directors to attend and typically schedule a meeting of the Board of Directors later on the same day as our meeting of stockholders.  In 2010, all persons who were then Directors attended the annual meeting of stockholders.

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on our website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section (http://investors.gpworldwide.com/common/pdf/investors/guidelines.pdf). We will provide a copy of such guidelines to any stockholder who requests one by contacting our Secretary, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075. We continue to monitor our corporate governance guidelines to comply with rules adopted by the SEC, the NYSE and industry practice.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including, but not limited to, the Chief Executive Officer and the Chief Financial Officer and other senior managers in our accounting and finance departments.  A copy of this Code of Business Conduct and Ethics can be found on our website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section (http://investors.gpworldwide.com/common/pdf/investors/gpxCodeOfEthics.pdf). We will provide a copy of such code to any stockholder who requests one by contacting our Secretary, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075.  If we make any substantive amendments to the Code of Ethics for our executive officers or directors or grant any waiver from a provision of the Code of Ethics for our executive officers or directors, we will within four (4) business days disclose the nature of such amendment or waiver in a Report on Form 8-K or on our website at www.gpworldwide.com.

Director Independence

The Board of Directors reviews the independence of its members on an annual basis. No Director will be deemed to be independent unless the Board affirmatively determines that the Director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of Director independence, however, the Board of Directors employs the standards of independence of the New York Stock Exchange (“NYSE”) rules currently in effect in making its determination that a Director qualifies as independent. In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. As a result of its annual review, the Board of Directors has determined that Harvey P. Eisen, Daniel M. Friedberg, Marshall S. Geller, Sue W. Kelly, Richard C. Pfenniger, Jr., A. Marvin Strait and Gene A. Washington are independent and that Scott N. Greenberg is not independent.  The Company has Nominating/Corporate Governance, Compensation and Audit Committees and based on these standards, all current members of such Committees are independent. The Company also has an Executive Committee, of which Mr. Greenberg is a member.

Board Leadership Structure

We have separated the roles of the Chairman of the Board of Directors and Chief Executive Officer (the “CEO”) in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO, consults with the CEO about the agenda for Board of Directors meetings, and presides over meetings of the full Board of Directors.  At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

Executive Sessions of Non-Management Directors

The non-management Directors meet periodically in executive session. The executive sessions of non-management Directors are presided over by the Director who is the Chairman of the Committee responsible for the issue being discussed. Executive sessions are also held as a part of meetings of the Audit Committee.  The Board intends to schedule at least two executive sessions of non-

management Directors each year.  However, any Director may request additional executive sessions of non-management Directors to discuss any matter of concern.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value.  A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices.  Our Board reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company.

Our Board administers its risk oversight function with respect to our operating risk as a whole, and meets with management at least quarterly to receive updates with respect to our operations, business strategies and the monitoring of related risks. The Board also delegates oversight to the Audit, Compensation and Nominating/Corporate Governance Committees to oversee selected elements of risk.

Our Audit Committee oversees financial risk exposures, including monitoring the integrity of the financial statements, internal controls over financial reporting, and the independence of the independent auditor of the Company.  The Audit Committee also monitors our whistleblower hot lines with respect to financial reporting matters and alleged violations of our codes of conduct and business ethics.  Individuals who supervise day-to-day risk in this area have direct access to the Board of Directors through the Audit Committee.

Our Nominating /Corporate Governance Committee oversees governance related risks by working with management to establish corporate governance guidelines applicable to the Company, including recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board Committees.  The Company’s Nominating/Corporate Governance Committee also oversees risk by working with management to adopt corporate governance policies and procedures designed to support the highest standards of business ethics.

Our Compensation Committee oversees risk management by participating in the creation of compensation structures that create incentives that support an appropriate level of risk-taking behavior consistent with the Company’s business strategy.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee of the Board of Directors acts under a written charter, which may be viewed online on the Company’s website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section (http://investors.gpworldwide.com/common/pdf/investors/nomCharter.pdf). We will provide a copy of such charter to any stockholder who requests one by contacting our Secretary, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075.  The members of the Nominating/Corporate Governance Committee are Harvey P. Eisen, Daniel M. Friedberg, Marshall S. Geller, Sue W. Kelly and Richard C. Pfenniger, Jr. Harvey P. Eisen is the Chairman of the Nominating/Corporate Governance Committee. All members of such committee satisfy the independence requirements of the NYSE rules currently in effect. The Nominating/Corporate Governance Committee held one meeting in 2010. The principal functions of the Nominating/Corporate Governance Committee are to:

(i)                         develop policies on the size and composition of the Board of Directors;

(ii)                      identify individuals qualified to become members of the Board of Directors;

(iii)                   recommend a slate of nominees to the Board of Directors annually;

(iv)                  ensure that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board of Directors have the benefit of qualified and experienced independent Directors;

(v)                     review and reassess the adequacy of the Board of Directors’ corporate governance principles (which principles may be viewed online on the Company’s website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section); and

(vi)                  advise the full Board of Directors on corporate governance matters.

Our Nominating/Corporate Governance Committee identifies individuals qualified to be Board members, evaluates any stockholder recommendations for Board membership, and develops and recommends corporate governance policies and procedures. The charter for our Nominating/Corporate Governance Committee is available on our website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section. We did not implement any changes to our process for stockholder recommendations of director nominees during 2010.

Criteria and Diversity

When the Board of Directors decides to recruit a new member, it seeks strong candidates who possess qualifications and expertise that will enhance the composition of the Board of Directors. The criteria for selecting new Directors can be viewed online on the Company’s website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section. The Board of Directors will consider any such strong candidate provided he or she possesses integrity and ethical character. If the Board of Directors does not believe that a candidate possesses the above personal characteristics, that candidate will not be considered.

In evaluating potential board members, the Nominating/Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines including:

•       A candidate’s background, achievements, and experience;

•       Demonstrated leadership ability;

•       The intelligence and ability to make independent analytical inquiries;

•       The ability to exercise sound business judgment; and

•       Due consideration to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

Accordingly, in consideration with many other factors, the Nominating/Corporate Governance Committee selects nominees with a broad diversity of abilities, experience, professions, skills and backgrounds. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of members of our Board of Directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In recommending candidates for election to the Board of Directors, the Nominating/Corporate Governance Committee considers nominees recommended by Directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Upon selection of a qualified candidate, the Nominating/Corporate Governance Committee would recommend the candidate for consideration by the full Board of Directors.

Stockholder Recommendations for Board Nominees

Generally, candidates for election to the Board are suggested by existing Board members, however, the Nominating/Corporate Governance Committee will consider stockholder recommendations for candidates to the Board. To recommend a prospective nominee for the Nominating/Corporate Governance Committee’s consideration, stockholders should submit the candidate’s name and qualification to our Secretary in writing at 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our By-laws. Our By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders must give written notice that is received by our Secretary not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders (no later than August 3, 2012 with respect to the 2012 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not less than 90 days prior to the date of the meeting or, if the first public announcement of the meeting date is less than 100 days before such meeting date, not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in our By-laws. Copies of our By-laws are available to stockholders without charge upon request to our Secretary at the address set forth above.

Compensation Committee

The Compensation Committee acts under a written charter, which may be viewed online on the Company’s website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section (http://investors.gpworldwide.com/common/pdf/investors/compCharter.pdf). We will provide a copy of such charter to any stockholder who requests one by contacting our Secretary, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075.  The members of the Compensation Committee are Harvey P. Eisen, Daniel M. Friedberg, Marshall S. Geller, A. Marvin Strait and Gene A. Washington.  Marshall S. Geller is the Chairman of the Compensation Committee.  All members of such committee satisfy the independence requirements of the NYSE rules currently in effect. The principal function of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities in respect of the Company’s executive officers by:

(i)             evaluating the Chief Executive Officer’s performance and setting the Chief Executive Officer’s compensation based on such evaluation; and

(ii)          developing guidelines and reviewing the compensation and performance of officers of the Company.  The Compensation Committee administers the Company’s Stock Option Plan and Incentive Stock Plan.

The Compensation Committee met four times in 2010.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings and acts as an advisory body to the Board of Directors by reviewing various matters prior to submission to the Board. The members of the Executive Committee are Scott N. Greenberg, Harvey P. Eisen, Daniel M. Friedberg, Marshall S. Geller and Douglas E. Sharp, who is a non-voting member.

Audit Committee

The members of the Audit Committee are A. Marvin Strait, Chairman, Daniel M. Friedberg, Sue W. Kelly, Richard C. Pfenniger, Jr. and Gene A. Washington. All members satisfy the independence and experience requirements of the SEC and the NYSE rules currently in effect. The Board of Directors has determined that A. Marvin Strait and Richard C. Pfenniger, Jr. are Audit Committee financial experts. The Audit Committee acts under a written charter which was last amended by the Audit Committee on May 4, 2006 and approved by the Board of Directors at its July 26, 2006 meeting.  The Audit Committee charter may be viewed online on the Company’s website at www.gpworldwide.com under the “Corporate Governance” page of the “Investors” section (http://investors.gpworldwide.com/common/pdf/investors/auditCharter.pdf). We will provide a copy of such charter to any stockholder who requests one by contacting our Secretary, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075. The Audit Committee met five times in 2010.

The charter sets forth the responsibilities of the Audit Committee, which include:

(i)                                     reviewing the independence, qualifications, services, fees and performance of the independent auditors;

(ii)                                  appointing, replacing and discharging the independent auditors;

(iii)                               approving the professional services provided by the independent auditors;

(iv)                              reviewing the scope of the annual audit and quarterly reports and recommendations submitted by the independent auditors; and

(v)                                 reviewing the Company’s financial reporting, the system of internal financial controls, and accounting policies, including any significant changes, with management and the independent auditors.

Communications with the Board of Directors

The Board of Directors has provided a process by which stockholders and other interested parties may send communications to the Board, the non-management/independent directors as a group, or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 6095 Marshalee Drive, Suite 300, Elkridge, MD 21075, or by email at kcrawford@gpworldwide.com, who will forward them to the intended recipients. Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: business solicitations or advertisements; junk mail and mass mailings; new product or service suggestions; product or service complaints; product or service inquiries; resumes and other forms of job inquiries; spam; and surveys.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. Any communication that is filtered out must be made available to any outside director upon request.

Identification of Executive Officers

Set forth below is certain information regarding the positions and business experience of each executive officer who is not also a director.

Executive Officer	Age	Positions

Douglas E. Sharp	53

Mr. Sharp has been President of the Company since February 2006 and President of the Company’s principal operating subsidiary, General Physics Corporation (“General Physics”), since 2002.  Mr. Sharp had served as Chief Operating Officer of General Physics prior to becoming President and has held various other positions since joining General Physics in 1981.  He was a Director of GSE from 2003 to 2006.  He currently serves on the Managing Board of Aerospace Testing Alliance, a joint venture partnership of General Physics, and serves as a Director of General Physics’ foreign subsidiaries. Mr. Sharp holds a Bachelor of Science in Mechanical Engineering from University of Maryland.

Sharon Esposito-Mayer	45

Ms. Esposito-Mayer has been Executive Vice President and Chief Financial Officer of the Company since December 2005.  She has been Executive Vice President of General Physics since 2004. She was Vice President of Finance of General Physics from 2001 until 2004 and held various financial positions prior to joining General Physics in 1995. Ms. Esposito-Mayer holds a Bachelor of Science in Accounting from Pennsylvania State University and a MBA from Loyola College.

Karl Baer	52

Mr. Baer has been Executive Vice President, Manufacturing, of the Company since March 2006.  He has been an Executive Vice President of General Physics since 2004 and was a Vice President of General Physics from 1998 until 2004.  Mr. Baer has held various other positions since joining General Physics in 1987.  Prior to joining General Physics, Mr. Baer served in the U.S. Navy’s nuclear submarine force for over nine years.

Donald R. Duquette	57

Mr. Duquette was appointed Executive Vice President of the Company in September 2008. He has been Senior Vice President, E-Business & Learning Solutions, of General Physics since September 2004.  He was a Vice President of General Physics from 1989 to 2004 and held various other positions since joining General Physics in 1979. Mr. Duquette holds a Bachelor of Science degree in Mechanical Engineering from Johns Hopkins University and an Executive MBA from Loyola College.

Fredric H. Strickland	68

Mr. Strickland was appointed Executive Vice President of the Company in September 2008. He has been Senior Vice President, Sandy Corporation — a division of General Physics (“Sandy”) since January 2007, when General Physics acquired Sandy from ADP, Inc. He has been President of Sandy since 2000, and served in various sales and operations leadership roles since joining Sandy in 1980. Mr. Strickland holds Bachelor of Arts and Master of Arts degrees in English from the Ohio State University and is a graduate of Harvard Business School’s 11-week Advanced Management Program.

Kenneth L. Crawford	53

Mr. Crawford has been Senior Vice President, General Counsel and Secretary of the Company since April 2007.  He has been a Senior Vice President of General Physics since March 2006, was a Vice President of General Physics from 1991 to March 2006, and has been General Counsel of General Physics since 1991 and Secretary of General Physics since 1990.  Mr. Crawford joined General Physics in 1987.  Prior to that he was engaged in the private practice of law. Mr. Crawford is a graduate of the University of Michigan Law School.

PROPOSAL  2.  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board of Directors has selected, KPMG as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2011.  KPMG has informed the Company that it does not have any financial interest in the Company and that neither it nor any members or employees have any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The stockholders’ ratification of the appointment of KPMG will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the Company’s independent registered public accounting firm. In the event the stockholders fail to ratify this selection, it is expected that the matter of the selection of the Company’s independent registered public accounting firm will be reconsidered by the Board of Directors.

A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firms’ Fees

The following table sets forth the fees billed to the Company for the years ended December 31, 2010 and 2009 for professional services rendered by KPMG:

	2010	2009

Audit Fees (1)	$866,000	$866,000
Audit-Related Fees (2)	22,000	22,000
Tax Fees (3)	114,000	164,000
All Other Fees	—	—
Total	$1,002,000	$1,052,000

(1)

Audit fees for both 2010 and 2009 consisted of $780,000 for the audit of our consolidated financial statements, including quarterly review services, fees with respect to the audit of internal control over financial reporting, and review of SEC reporting matters, and $86,000 for statutory audit services for a foreign subsidiary.

(2)	Audit-related fees for 2010 and 2009 consisted of the audit of the financial statements of employee benefit plans.

(3)	Tax fees for 2010 and 2009 consisted of fees for tax compliance services, including the preparation of tax returns, and tax consulting services including technical research.

Policy on Pre-Approval of Services Provided by Independent Auditor

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of KPMG are subject to specific pre-approval policies of the Audit Committee.  All audit and permitted non-audit services to be performed by KPMG require pre-approval by the Audit Committee in accordance with pre-approval policies established by the Audit Committee.  The procedures require all proposed engagements of KPMG for services of any kind be directed to the Company’s Chief Financial Officer and then submitted for approval to the Audit Committee prior to the beginning of any service.

Audit Committee Report

During the year ended December 31, 2010, the Audit Committee reviewed and discussed the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, the Company’s earnings releases and the Company’s audited financial statements with management and with KPMG, prior to their release. The Audit Committee discussed with KPMG the matters required to be discussed by Statement of Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG their independence and satisfied itself as to KPMG’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC. In addition, the Audit Committee approved KPMG as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2011.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate future filings made by the Company under either the Securities Act or the Exchange Act, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under either the Securities Act or the Exchange Act.

Audit Committee

A. Marvin Strait, Chairman
Daniel M. Friedberg
Sue W. Kelly
Richard C. Pfenniger, Jr.
Gene A. Washington

Required Vote and Board Recommendation

Approval of the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2) requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, assuming a quorum is present.

The Board of Directors recommends a vote FOR the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of our Board of Directors consists of five non-employee directors.  The charter of the Compensation Committee may be viewed by accessing the “Corporate Governance” page of our website and clicking on “Committee and Charter Info.” A copy of this document is also available in print, without charge, upon request to our Corporate Secretary. The Compensation Committee is responsible for establishing and administering our policies governing the compensation of our executive officers and directors.  The responsibilities of the Compensation Committee include the following:

•              Develop guidelines and review and approve corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, and set the Chief Executive Officer’s compensation based on this evaluation;

•              Produce an annual report on executive compensation for inclusion in our proxy statement, in accordance with applicable rules and regulations;

•              Make recommendations to the Board with respect to the compensation of our executive officers and incentive-compensation plans and equity-based plans, and establish criteria for the granting of stock-based compensation to our officers and other employees, and review and approve the granting of stock-based compensation in accordance with such criteria;

•              Review director compensation levels and practices, and recommend from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged;

•              Annually review and reassess the adequacy of the charter of the Compensation Committee and recommend any proposed changes to the Board for approval; and

•              Make recommendations to the Board with respect to (a) committee member qualifications, (b) committee member appointments and removals, (c) committee structure and operations, and (d) committee reporting to the Board.

The Compensation Committee is responsible for making compensation decisions regarding the Executive Management Team, which includes the Chief Executive Officer, the President, the Chief Financial Officer and our other executive officers.  The Compensation Committee is also involved in making compensation decisions regarding non-executive officers of our principal operating entity, General Physics, with a rank of Vice President or above.

Topics discussed by the Compensation Committee during 2010 meetings included, but were not limited to, the following:

•              Competitive compensation and stock awards for the Executive Management Team and our non-employee directors;

•              Review and approval of stock awards, bonus awards and salary changes for the Executive Management Team and non-executive officers with a rank of Vice President or above;

•              Review of compensation policy for officers and employees in general; and

•              Review and approval of stock awards to key employees in connection with Company acquisitions.

None of the members of the Compensation Committee is a current or former officer or employee of ours.

Compensation Discussion & Analysis

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer, and the other three most highly-compensated executive officers, who are collectively referred to as the named executive officers. This discussion focuses on the information contained in the following tables and related footnotes and narrative discussions for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent they enhance the understanding of our executive compensation disclosure.

Compensation Philosophy and Objectives

The Compensation Committee seeks to provide compensation programs designed to:

•                  Attract and retain talented and dedicated executives;

•                  Motivate and reward executives whose knowledge, skills, potential and performance are critical to our success; and

•                  Align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases.

The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of goals and objectives, and provides an incentive for retention. The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives (the vesting of which may accelerate upon termination of employment and/or a change in control), other benefits and perquisites and post-termination severance compensation.

Setting Executive Compensation

Each year we evaluate whether the elements of our executive compensation program are aligned with our compensation philosophy and objectives, while also promoting the interests of our shareholders.  As part of this evaluation, we subscribe annually to a number of compensation data resources to evaluate the compensation of our executive officers compared to similar positions in the marketplace, including resources published by CompAnalyst, Western Management Group and the Institute of Management & Administration. The surveys provide base salary and bonus compensation data. In addition, in 2010, to assist management and the Compensation Committee in assessing and determining competitive compensation packages, we engaged an independent compensation consultant to evaluate our base compensation and bonus structure for certain executive officers and other key employees. The compensation consultant prepared an analysis (the “Executive Compensation Analysis”) comparing the base level salary and bonus compensation structure of our executive officers and other key employees to those of executives in similar positions with similar responsibilities as described in executive compensation surveys obtained from Mercer Human Resource Consulting and Watson Wyatt. The consultant determined relevant similar positions based on business focus, executive job descriptions and size of company based on revenue.  The surveys analyzed by the consultant to prepare the Executive Compensation Analysis provided base salary and bonus compensation data for similarly sized companies, but did not identify the component companies by name. The Executive Compensation Analysis compared the base salary and total compensation for certain of our executive officers to corresponding data in the 25th percentile, 50th percentile and 75th percentile for executives in similar positions covered by the surveys.

In general, our objective is to compensate our executive officers at levels between the 50th and 75th percentiles for executives in similar positions at similarly sized companies, which we believe usually allows us to satisfy the objectives described above.  The Compensation Committee has sometimes deemed it appropriate to compensate certain executives at levels outside the 50th to 75th percentile for executives in similar positions due to the executives’ experience and the market for executives with similar experience, scope of responsibility, accountability and impact on our operations, and the impact their departure could potentially have on our performance.

Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Elements of Compensation

Base Salary

Salaries are typically considered annually, as well as upon promotion or other change in job responsibility. The Compensation Committee, with input from the Chief Executive Officer, considers competitive, individual and company performance data in order to make compensation decisions that will incentivize, retain and maintain a competitive standing for each executive officer. The Compensation Committee considers several factors when adjusting an executive’s salary, including individual and company performance, the executive’s market value and prospective value to us, the knowledge, experience and accomplishments of the executive, the executive’s level of responsibility, the recommendation of the Chief Executive Officer and the compensation levels for individuals with similar credentials. In 2010, the Compensation Committee utilized the Executive Compensation Analysis to assist in determining the appropriate adjustment to each executive’s annual base salary. The Executive Compensation Analysis compared the base salaries for our executives with those of executives in similar positions with similar responsibilities at a number of similarly sized companies, analyzing various factors including revenues, responsibilities and markets served.  The Compensation Committee compared compensation of our executive officers to that of executives in comparable positions with comparable responsibilities to ensure the compensation of our executive officers was competitive with that of the relevant marketplace.

Cash-Based Incentive Compensation (Bonus)

On June 30, 2010, our Board of Directors approved a Cash Bonus Plan (the “Bonus Plan”) to replace the previous bonus plan. The Bonus Plan provides for the payment of cash bonuses to eligible employees and executive officers, including the Named Executive Officers except for Scott Greenberg, Chief Executive Officer, and Douglas Sharp, President, who are not currently eligible to participate in the Bonus Plan as their bonuses are determined under their individual employment agreements (see further discussion below).

The Bonus Plan contains separate formulas and incentives for the executive team, business unit leaders and all other employees.  Each part of the plan sets forth, among other things, (1) which levels of executives or employees are eligible to participate in that part of the plan, (2) the method of determining the amount of bonuses available for distribution under that part of the plan, and (3) performance criteria to be used in determining the amount, if any, of each participant’s bonus.  For purposes of the Bonus Plan, our executive team includes the aforementioned Named Executive Officers and certain other executive and senior vice presidents.  The total bonus pool that may be allocated among the executive team will not exceed 50% of the executive team’s total base salaries and is determined by using a formula based on our revenue growth and pre-tax income growth over the prior year’s results.  Once the bonus pool is established, the amount of each executive team member’s potential cash bonus, if any, is determined using a score (up to 100 points) given to each executive team member based upon the attainment of the performance objectives recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors.  Performance objectives include specific corporate level, group level (or for executive team members who are not group leaders, additional corporate level) and individual objectives. Corporate level and group level objectives are based on revenue and pre-tax income growth of the Company and the operating group within the Company for which the executive is responsible, compared to the prior fiscal year results, adjusted for acquisitions during the year and other non-recurring items when deemed appropriate. For 2010, executive team members could achieve maximum scores of 15 points under the Bonus Plan for corporate revenue growth of 10% or more and 15 additional points for corporate pre-tax income growth of 20% or more, and maximum scores of 25 points under the Bonus Plan for group revenue growth of 15% or more and 25 additional points for group gross profit growth of 30% or more.  Achievement of individual goals may add up to 20 more points to each executive team member’s score. Each executive team member’s potential bonus under the plan is equal to the amount of the bonus pool multiplied by the percentage determined by dividing such executive team member’s score by the total of all executive team members’ scores. Annual bonuses are paid in cash after review and approval by the Compensation Committee, typically in April following completion of each fiscal year. For the year ended December 31, 2010, the Chief Executive Officer presented the Compensation Committee with potential bonus amounts payable to executive officers and other senior managers as calculated under the Bonus Plan, along with recommendations for bonus amounts actually to be paid. For the executive team, excluding the Chief Executive Officer and the President, the Chief Executive Officer recommended bonus amounts that were equal to or less than the amounts calculated under the Bonus Plan.  Based upon the Chief Executive Officer’s recommendation, the Compensation Committee approved bonuses of $75,000 for Ms. Esposito-Mayer, $75,000 for Mr. Duquette and $60,000 for Mr. Baer, which were slightly less than the calculated amounts under the Bonus Plan.

The employment agreements with our Chief Executive Officer and our President contain formulas for determining their annual cash bonuses.  The formula ties the bonus payable to them to increases in our earnings before income taxes, depreciation and amortization (“EBITDA”) compared to the prior year, as adjusted for acquisitions and dispositions and other extraordinary or unusual nonrecurring items as defined in their employment agreements. EBITDA is a widely used non-GAAP financial measure of operating performance. EBITDA is calculated by adding back interest expense, income tax expense, depreciation and amortization to net income, and adjusting for certain non-recurring items such as goodwill impairment and restructuring charges. Under their employment agreements, the Chief Executive Officer’s and President’s bonuses are (a) 1% of base salary for each 1% increase in EBITDA, up to a 10% increase; (b) then 2% of base salary for each 1% increase in EBITDA, up to a 15% increase; (c) then 3% of base salary for each 1% increase in EBITDA, up to a 25% increase; subject to a maximum bonus for any calendar year of 50% of his base salary for that year. In calculating the bonus for Mr. Greenberg and Mr. Sharp, for any year in which we acquire any business, the formula set forth in their employment agreements requires that EBITDA for the prior year be adjusted to reflect the budgeted EBITDA of the acquired business (as set forth in the budget numbers on which the acquisition was based) for the period from the date of the acquisition to the end of the calendar year in which the acquisition takes place.

For 2010, our EBITDA, as adjusted for acquisitions in 2009 and 2010 and other nonrecurring items, increased 14.3%. For 2010, the bonuses determined in accordance with their employment agreements (the “Employment Agreement Bonuses”) were $74,800 for Mr. Greenberg and $67,900 for Mr. Sharp. In addition to the Employment Agreement Bonuses, the Compensation Committee approved additional discretionary bonuses of $25,200 to Mr. Greenberg and $27,100 to Mr. Sharp based upon our financial and operating performance as well as other factors not deemed to be adequately represented in the employment agreement formulas. As a result, the total cash bonuses paid in respect of the year ended December 31, 2010, were $100,000 to Mr. Greenberg and $95,000 to Mr. Sharp. The Employment Agreement Bonuses and the Discretionary Bonuses for fiscal 2010, 2009 and 2008 are reflected in the columns of the Summary Compensation Table entitled “Non-Equity Incentive Plan Compensation” and “Bonuses,” respectively.

Long-term Equity Incentive Compensation

Our Compensation Committee also grants to the named executive officers equity compensation under our 1973 Non-Qualified Stock Option Plan and our 2003 Incentive Stock Plan. Equity compensation for the named executive officers, which has historically taken the form of stock options and restricted stock units, is designed to align the interests of our executives with our shareholders as well as to retain the executives. Equity grants are also intended to drive long term performance, in that the value ultimately realized is linked to stock price appreciation. Option grants have no value without stock price appreciation, and restricted stock has value at grant that can increase with stock price appreciation and decrease with stock price declines. Thus, the Compensation Committee believes that equity grants should motivate management to enhance the value of our Common Stock.

We do not have a formal policy for issuing equity compensation and do not always grant equity awards on an annual basis. Occasionally, the Compensation Committee awards equity compensation to supplement our executive officers’ compensation to ensure that total compensation is competitive in the marketplace and to align compensation with our long term goals and objectives.

In January 2010, the Compensation Committee granted a total of 460,000 stock options to certain of our officers and key employees. The stock options were granted pursuant to our 2003 Incentive Stock Plan with an exercise price equal to our closing stock price on the grant date, vest 20% annually over five years subsequent to the grant date and expire six years from the grant date. The following named executive officers were granted stock options in January 2010:

Name	Number of Stock Options
Scott N. Greenberg	120,000
Sharon Esposito-Mayer	45,000
Douglas E. Sharp	105,000
Donald R. Duquette	45,000
Karl Baer	25,000

Other Benefits

We also provide our named executive officers with the following other benefits as part of our overall compensation program and which we believe are consistent with the types of benefits offered by competitors:

•                  Retirement Savings Plan: We maintain a defined contribution 401(k) plan in which all eligible employees may participate. The company may make matching contributions under the 401(k) Plan at its discretion equal to a uniform percentage of the first 7% of base compensation for eligible employees.

•                  Health and Welfare Benefits:  All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

•                  Life Insurance Premiums: Life insurance policies, in excess of the standard life insurance plans offered to full-time employees, are offered to the named executive officers.  During 2010, the executive life insurance policies provided coverage up to five times the executive’s annual base salary.  The premiums are fully paid by us.  A policy may, at the executive’s election, be transferred to the executive upon termination of employment.

•                  Automobile Allowances: During 2010, each of the named executive officers either used a vehicle leased or owned by us for both business and personal use or received a monthly car allowance in lieu of using a vehicle leased or owned by us.

Employment Agreements, Severance Benefits and Change in Control Provisions

All of our named executive officers have written employment agreements which provide for separation payments and benefits upon termination of employment under certain circumstances. Post-termination payments with respect to these executives are set forth in their respective employment agreements. The termination provisions for these executives are summarized in the “Potential Payments upon Termination or Change in Control” section later in this report.

Tax Deductibility of Executive Compensation

Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. We intend that compensation paid under our incentive plans be generally fully deductible for federal income tax purposes. However, the Compensation Committee may approve compensation that exceeds the $1 million limitation in order to ensure competitive levels of total compensation for our executive officers.

Summary Compensation Table

The following table sets forth all compensation earned by each of the named executive officers for the years ended December 31, 2010, 2009 and 2008. The named executive officers are the Chief Executive Officer and the Chief Financial Officer, and the three other most highly compensated officers who were serving as executive officers at December 31, 2010.

Name and principal position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($) (5)	Total ($)
Scott N. Greenberg	2010	377,125	25,200	—	381,096	74,800	(3)	10,298	868,519
Chief Executive	2009	363,000	15,000	—	—	—		10,510	388,510
Officer	2008	354,250	—	120,000	—	17,000		17,345	508,595

Sharon Esposito-Mayer	2010	258,750	—	—	137,480	75,000	(4)	12,254	483,484
Executive Vice President	2009	255,000	15,000	—	—	—		11,440	281,440
and Chief Financial Officer	2008	241,875	15,000	79,998	—	—		16,241	353,114

Douglas E. Sharp	2010	353,125	27,100	—	333,459	67,900	(3)	16,017	797,601
President	2009	350,000	15,000	—	—	—		14,565	379,565
	2008	341,250	—	105,000	—	17,000		17,698	480,948

Donald R. Duquette	2010	273,125	—	—	137,480	75,000	(4)	18,774	504,379
Executive Vice	2009	270,000	15,000	—	—	—		17,182	302,182
President	2008	243,750	20,000	75,000	—	—		18,292	357,042

Karl Baer	2010	265,083	—	—	76,378	60,000	(4)	14,885	416,346
Executive Vice	2009	263,000	6,000	—	—	—		13,786	282,786
President	2008	256,000	12,000	75,000	—	—		18,263	361,263

(1)	Discretionary bonus paid for the respective years.

(2)

Reflects the grant date fair value for financial statement reporting for awards of restricted stock units or stock options in the year they were granted. For assumptions used in computing the fair value of stock-based compensation awards, see Note 11 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K filed with the SEC on March 3, 2011.

(3)	Bonus pursuant to Mr. Greenberg’s and Mr. Sharp’s employment agreements. See Compensation Discussion & Analysis.

(4)	Bonus pursuant to the Registrant’s Cash Bonus Plan. See Compensation Discussion & Analysis.

(5)                All other compensation includes matching contributions under our Retirement Savings Plan, automobile lease payments and/or allowances, and life insurance premiums. A breakdown of these amounts is as follows:

Name	Year	Company Matching Contributions to 401(k) Plan ($)	Automobile Payments or Allowance ($)	Life Insurance Premiums ($)	Total ($)
Scott N. Greenberg	2010	1,650	4,163	4,485	10,298
	2009	2,074	3,951	4,485	10,510
	2008	7,750	5,268	4,327	17,345

Sharon Esposito-Mayer	2010	2,616	8,150	1,488	12,254
	2009	1,820	8,150	1,470	11,440
	2008	7,107	7,788	1,346	16,241

Douglas E. Sharp	2010	3,134	8,398	4,485	16,017
	2009	2,608	7,472	4,485	14,565
	2008	7,750	5,621	4,327	17,698

Donald R. Duquette	2010	3,604	8,398	6,772	18,774
	2009	2,205	8,399	6,578	17,182
	2008	7,275	7,895	3,122	18,292

Karl Baer	2010	2,982	8,388	3,515	14,885
	2009	1,957	8,388	3,441	13,786
	2008	7,750	8,391	2,122	18,263

Grants of Plan-Based Awards

The following table sets forth certain information with respect to non-equity incentive plan awards granted during the year ended December 31, 2010 to our named executive officers:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)		Stock or Units (#)	Underlying Options (#)	Awards ($/Sh)

Scott N. Greenberg	n/a	—	74,800	(1)	201,000	(1)	—	—	—

Sharon Esposito-Mayer	n/a	—	75,000	(2)	—		—	—	—

Douglas E. Sharp	n/a	—	67,900	(1)	182,500	(1)	—	—	—

Donald R. Duquette	n/a	—	75,000	(2)	—		—	—	—

Karl Baer	n/a	—	60,000	(2)	—		—	—	—

(1)          The amounts represent the target and maximum bonus payment levels payable pursuant to a formula in Mr. Greenberg’s and Mr. Sharp’s employment agreements.  The formula is based upon EBITDA of GP Strategies and subsidiaries and is capped, for each executive, at 50% of his base salary. The actual bonus payments for 2010 were $100,000 for Mr. Greenberg and $95,000 for Mr. Sharp which are higher than the amounts calculated pursuant to their employment agreements (see Compensation Discussion & Analysis).

(2)          Bonus payments under the Cash Bonus Plan approved by the Compensation Committee (see Compensation Discussion & Analysis).

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options and/or unvested restricted stock units previously awarded to our named executive officers as of December 31, 2010:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Scott N. Greenberg	60,750	74,250	—	11.08	6/26/2013	10,000	(2)	102,400
		120,000	—	7.57	1/8/2016

Sharon Esposito-Mayer	31,500	38,500	—	11.08	6/26/2013	6,666	(2)	68,260
	—	45,000	—	7.27	1/21/2016
	120	—	—	3.01	2/7/2012
	120	—	—	3.93	12/10/2012

Douglas E. Sharp	51,750	63,250	—	11.08	6/26/2013	8,750	(2)	89,600
	—	105,000	—	7.57	1/8/2016
	120	—	—	3.01	2/7/2012

Donald R. Duquette	38,250	46,750	—	11.08	6/26/2013	6,250	(2)	64,000
	—	45,000	—	7.27	1/21/2016
	120	—	—	3.01	2/7/2012
	120	—	—	3.93	12/10/2012

Karl Baer	40,500	49,500	—	11.08	6/26/2013	6,250	(2)	64,000
	—	25,000	—	7.27	1/21/2016
	120	—	—	3.85	2/1/2011
	120	—	—	3.01	2/7/2012
	120	—	—	3.93	12/10/2012

(1)          Market value is based on the closing market price of our Common Stock on December 31, 2010 of $10.24 per share.

(2)          Represents unvested stock units granted on November 7, 2008 which vest 25% annually over four years subsequent to the grant date.

Option Exercises and Stock Vested

The table below sets forth the number of shares issued upon option exercises, the value realized on option exercises, the number of shares of restricted stock vested, and the realized value upon vesting of the restricted stock by our named executive officers during fiscal year 2010.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Scott N. Greenberg	—	—		5,000	47,450
Sharon Esposito-Mayer	120	8,891	(2)	7,933	66,820
Douglas E. Sharp	120	21,068	(2)	4,375	41,519
Donald R. Duquette	120	17,011	(2)	6,325	54,136
Karl Baer	—	—		7,725	64,846

(1)          Represents stock units which vested during 2010. Value realized upon vesting is based on the closing market price of our Common Stock on each vesting date.

(2)          Includes value realized from the cash settlement of stock options which were due to expire in 2010 totaling $8,116 for Ms. Esposito-Mayer, $20,293 for Mr. Sharp and $16,235 for Mr. Duquette.

Potential Payments Upon Termination or Change in Control

Description of Termination Provisions in Employment Agreements

We have employment agreements with all five of the named executive officers. These agreements provide for various payments and benefits to be made to them if their employment with us is terminated for certain reasons. The circumstances in which payments may be made and the potential amounts of those payments are described in this section.  We believe that the payments provided for in these agreements are reasonable and appropriate as part of the total compensation packages available for our named executive officers.  The following description of certain terms of the employment agreements with our named executive officers is a summary and is subject to, and qualified in its entirety by, the agreements, which have been filed as exhibits to our filings with the SEC.  The employment agreements between us and each of Messrs. Greenberg and Sharp provide for termination by either party on two years’ notice, except that the earliest date the employment agreements may terminate is December 31, 2012, unless sooner terminated:

•                  by the executive’s death or disability;

•                  by the executive for “good reason,” as defined below;

•                  by us for “cause,” as defined below; or

•                  by mutual agreement between us and the executive.

The employment agreements between us and each of Ms. Esposito-Mayer, Mr. Duquette and Mr. Baer have an initial term which ended on February 28, 2009 but the term automatically extends unless the agreement is terminated by us or the executive by giving the other notice of a decision to terminate the agreement prior to a date determined by the agreements.  As such dates have passed for each of the executives, the agreements have been extended and now will continue in effect until terminated:

•                  by the executive’s death or disability;

•                  by the executive for “just cause,” as defined below;

•                  by us for “cause,” as defined below;

•                  by us or the executive by giving the other a period of “required notice,” as defined below; or

•                  by mutual agreement between us and the executive.

The “required notice” period is one month for each year of service with us but not more than fifteen months, which means fifteen months for Ms. Esposito-Mayer, Mr. Duquette and Mr. Baer.

The discussion and tables below reflect the estimated termination benefits that would be paid or accrue to each of the named executive officers in the event of the following termination scenarios:

•                  Termination for Cause — If we terminate the employment of one of the named executives for “cause,” as defined below, such executive would be entitled to unpaid base salary and continuation of benefits through the date of termination only.

“Cause” is defined under the employment agreements of Messrs. Greenberg and Sharp as follows:

•                        Willful and continued failure to substantially perform his duties or obligations under the employment agreement (after notice and failure to cure); or

•                        Willful engaging in misconduct which is materially monetarily injurious to us.

“Cause” as defined under the employment agreements of Ms. Esposito-Mayer, Mr. Duquette and Mr. Baer exists if such executive shall:

•                        Be convicted, plead guilty, or enter a plea of nolo contendere to a felony or a crime involving moral turpitude; or

•                        Commit any act or omit to take any action in bad faith and to our detriment; or

•                        Willfully and continually fail to perform his or her duties or obligations under any provision of the employment agreement in any material respect, and shall not correct such failure within ten days after receipt of written notice thereof; or

•                        Fail to perform his or her duties or obligations pursuant to the non-compete and confidential information provisions of his or her employment agreement in any material respect.

•                  Termination upon disability — We may terminate the employment of a named executive officer in the event of such executive’s incapacity due to extended physical or mental illness. In the case of disability, the affected executive would be entitled to his or her unpaid base salary and continuation of benefits through the date of termination only. If Mr. Greenberg or Mr. Sharp has been absent from his duties on a full-time basis for the entire period of six consecutive months due to physical or mental illness, we may terminate his employment thirty days after giving him notice of termination if he has not returned to the performance of his duties on a full-time basis within those thirty days. If Ms. Esposito-Mayer, Mr. Duquette or Mr. Baer is unable fully to discharge his or her duties for a period of ninety consecutive days due to a serious health condition (as defined in the Family and Medical Leave Act of 1993) and after giving effect to any reasonable accommodation required by law, we may terminate his or her employment as of a date specified in a notice of termination given to such employee.

•                  Termination upon death — In the event of death, each of the named executive officers is entitled to his or her full salary through the date of death and we are required to pay his or her spouse or estate the following: for Messrs. Greenberg and Sharp — an amount equal to his full salary for one year after the date of death; and for Ms. Esposito-Mayer, Mr. Duquette or Mr. Baer —  his or her full salary through the end of the calendar month within which termination occurred plus his or her full salary for the following two calendar months, and for purposes of the vesting of any stock units outstanding and unvested as of the date of termination of his or her employment, he or she shall be deemed to have been employed through the remaining period under the employment agreement.

•                  Termination without cause, or for “good reason” or “just cause” — If we terminate a named executive officer’s employment without cause or a named executive officer terminates his or her employment for “good reason” or “just cause,” as defined below, then the named executive officer would be entitled to certain compensation discussed in detail below.

“Good reason” is defined under the employment agreements of Messrs. Greenberg and Sharp as follows:

•                        A change in control as defined in his employment agreement; or

•                        A management change in control as defined in his employment agreement; or

•                        A failure by us to comply with any material provision of the employment agreement which has not been cured within ten days after notice of such noncompliance has been given to us by the executive; or

•                        Any purported termination of the executive’s employment by us which is not effected pursuant to a notice of termination satisfying the requirements of the employment agreement.

Ms. Esposito-Mayer, Mr. Duquette and Mr. Baer shall be deemed to have resigned for “just cause,” under the terms of their employment agreement, in the event that he or she resigns within sixty days following either:

•                        Our imposition, without express written consent of the executive, of any significant change in his or her function, duties, or responsibilities that is not consistent with him or her being an executive, unless we rescind or modify such change within ten business days after receipt of written notice from the executive; or

•                        Our failure to make any material payment, or provide any material benefit to the executive pursuant to the employment agreement, unless we correct any such deficiency within ten business days after receipt of written notice from the executive; or

•                        Our breach of any other term of the employment agreement, unless we correct such failure or breach within thirty days after written notice from the executive.

Termination Payments under Mr. Greenberg’s Employment Agreement

If we terminate Mr. Greenberg’s employment without cause, or if he terminates his employment for “good reason” other than as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by the greater of (i) the number of years that would have been remaining in the employment period if his employment had not been terminated and (ii) three. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for three years under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

If Mr. Greenberg terminates his employment as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by two. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for two years under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

Termination Payments under Mr. Sharp’s Employment Agreement

If we terminate Mr. Sharp’s employment without cause, or if he terminates his employment for “good reason” other than as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by the greater of (i) the number of years that would have been remaining in the employment period if his employment had not been terminated and (ii) three. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for three years under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

If Mr. Sharp terminates his employment as a result of a management change in control, we are obligated to pay him his full salary and provide his benefits through the date of termination, pay his full bonus for the calendar year in which the date of termination occurs, and pay as severance an amount equal to his average annual cash compensation received from us during the three full calendar years immediately preceding the termination date, multiplied by two. In addition, all options to purchase Common Stock granted to him shall become fully vested and we must provide him with continued benefits for one year under all employee benefit plans and programs in which he was entitled to participate prior to the termination.

Termination Provisions of Employments Agreement with Ms. Esposito-Mayer, Mr. Duquette and Mr. Baer

If during the term of either Ms. Esposito-Mayer’s, Mr. Duquette’s or Mr. Baer’s employment agreement we terminate his or her employment without “cause” or any of them terminates his or her employment for just cause and he or she is in full compliance with his or her obligations under the employment agreement, we are obligated to pay the executive his or her base annual salary at the rate in effect on the date of such termination, and the executive will continue to be eligible to receive such benefits as he or she would have been entitled to had his or her employment not terminated, for a period of time after termination equal to the length of the required notice. In addition, upon the occurrence of a “Change in Control” or “Sale of the Company,” as defined in each of their employment agreements, all stock options to purchase Common Stock granted to him or her shall immediately become fully vested and exercisable, and all stock units granted to him or her must immediately be paid in unrestricted shares of Common Stock.

The amounts shown in the table below assume that the noted triggering events occurred on December 31, 2010 with respect to the five named executive officers. Other relevant assumptions and explanations are provided in the footnotes following the table. The amounts shown reflect only the additional payments or benefits that a named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event. As discussed above, none of the named executive officers receive additional compensation in the event of voluntary or involuntary termination for “cause” or in the event of disability.

Potential Post-Employment Payments

Name / Element of Compensation	Termination due to Death		Termination Without Cause or for Good Reason, Excluding Change in Control		Termination due to Change in Control		Termination due to Management Change in Control

Scott N. Greenberg
Salary	$402,000	(1)	—		—		—
Severance	—		$1,226,375	(2)	$1,226,375	(2)	$817,583	(3)
Bonus (4)	—		100,000		100,000		100,000
Stock options	—		—		320,400	(5)	320,400	(5)
Benefits continuation	—		29,485	(6)	29,485	(6)	19,969	(7)
Total	$402,000		$1,355,860		$1,676,260		$1,257,952

Sharon Esposito-Mayer
Salary	$45,500	(8)	$341,250	(9)	—		—
Stock units (10)	—		—		$68,930		$68,260
Benefits continuation	—		12,601	(11)	—		—
Total	$45,500		$353,851		$68,930		$68,260

Douglas E. Sharp
Salary	$365,000	(1)	—		—		—
Severance	—		$1,171,375	(2)	$1,171,375	(2)	780,917	(3)
Bonus (4)	—		95,000		95,000		95,000
Stock options	—		—		281,218	(5)	281,218	(5)
Benefits continuation	—		29,485	(6)	29,485	(6)	10,144	(12)
Total	$365,000		$1,295,860		$1,577,078		$1,167,279

Donald R. Duquette
Salary	$47,500	(8)	$356,250	(9)	—		—
Stock units (10)	—		—		$64,000		$64,000
Benefits continuation	—		12,601	(11)	—		—
Total	$47,500		$368,851		$64,000		$64,000

Karl Baer
Salary	$45,500	(8)	$341,250	(9)	—		—
Stock units (10)	—		—		$64,000		$64,000
Benefits continuation	—		12,601	(11)	—		—
Total	$45,500		$353,851		$64,000		$64,000

(1)               Represents one year of current salary as of December 31, 2010.

(2)               Represents severance payment pursuant to employment agreement which equals the average of his cash compensation for the last three calendar years multiplied by three.

(3)               Represents severance payment pursuant to employment agreement which equals the average of his cash compensation for the last three calendar years multiplied by two.

(4)               Represents bonus earned during the year ended December 31, 2010 which would be due to the executive if any of the applicable triggering events occurred on December 31, 2010.

(5)               Pursuant to Messrs. Greenberg and Sharp’s employment agreements, in the event of a change in control of the Company, they can elect to surrender their outstanding stock options for a cash payment equal to the excess of the fair market value on the termination date of the Common Stock issuable upon exercise of the options over aggregate exercise price of the options surrendered. The amount included in the table represents the fair value of Messrs. Greenberg and Sharp’s outstanding options as of December 31, 2010 based on the closing price of our Common Stock on December 31, 2010 of $10.24.

(6)               Represents an estimate of the incremental cost to the Company for benefits continuation for three years subsequent to termination date.

(7)               Represents an estimate of the incremental cost to the Company for benefits continuation for two years subsequent to termination date.

(8)               Represents two full calendar months of current salary as of December 31, 2010.

(9)               Represents the current salary for fifteen months that would have been paid or accrued if the triggering event occurred as of December 31, 2010.

(10)         Represents the value of the number of stock units deemed to have vested for each triggering event. Value is based on the closing price of our Common Stock on December 31, 2010 of $10.24.

(11)         Represents an estimate of the incremental cost to the Company for benefits continuation for fifteen months subsequent to the termination date.

(12)         Represents an estimate of the incremental cost to the Company for benefits continuation for one year subsequent to the termination date.

Director Compensation

Our Board of Directors has adopted guidelines for the compensation of our non-employee directors. Our non-employee directors are paid a retainer of $25,000 per year. In addition, the Chairman of the Board receives an additional $40,000 per year; the Chairman of the Audit Committee receives an additional $15,000 per year; members of the Audit Committee receive an additional $5,000 per year; the Chairman of the Compensation Committee receives an additional $5,000 per year; and members of the Compensation Committee receive an additional $2,500 per year. These annual fees are prorated and paid on a quarterly basis. At the option of the directors, up to one-half of the fees may be paid in shares of our Common Stock. In addition, we issue shares of our Common Stock to our non-employee directors on a quarterly basis as additional compensation for their services as a director. During 2010, we issued each non-employee director 900 shares of our Common Stock per quarter.

In addition to the annual retainers, each non-employee director receives $1,500 for each Board meeting attended and $750 for each committee meeting attended, but only if the committee meeting is held on a different date than the Board meeting.

Directors Compensation Table

The following table shows the compensation earned by each individual who served as a director during the year ended December 31, 2010 (excluding Mr. Greenberg, whose compensation as Chief Executive Officer is shown above in the Summary Compensation Table):

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All other compensation ($)	Total ($)
Harvey P. Eisen	45,750	65,205	—	110,955
Daniel M. Friedberg (1)	43,000	31,455	—	74,455
Marshall S. Geller	42,000	31,455	—	73,455
Sue W. Kelly	42,750	31,455	—	74,205
Richard C. Pfenniger, Jr.	42,750	31,455	—	74,205
A. Marvin Strait	56,750	31,455	—	88,205
Gene A. Washington	46,000	31,455	—	77,455

(1)   Daniel Friedberg’s compensation for service on the Board of Directors was paid directly to Sagard Capital Partners, L.P.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee of our Board of Directors are Harvey P. Eisen, Daniel M. Friedberg, Marshall S. Geller, Chairman, A. Marvin Strait and Gene A. Washington. Harvey P. Eisen is the Chairman of the Board and Chief Executive Officer of NPDC and Scott N. Greenberg, our Chief Executive Officer, is a Director of NPDC. None of the members of the Compensation Committee during 2010 (a) was an officer or employee of the Company, (b) was a former officer of the Company or (c) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement filed with the SEC in connection with the Company’s annual meeting of stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Harvey P. Eisen

Daniel M. Friedberg

Marshall S. Geller

A. Marvin Strait

Gene A. Washington

PROPOSAL 3.  ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with recently adopted Section 14A of the Exchange Act, we are requesting shareholders to approve the following non-binding, advisory resolution at the 2011 annual meeting of shareholders:

RESOLVED, that the shareholders of GP Strategies Corporation provide their advisory approval of the compensation of GP Strategies Corporation’s named executive officers disclosed in the Compensation Discussion and Analysis, the compensation tables and related notes and narrative contained in the Proxy Statement for GP Strategies Corporation’s 2011 Annual Meeting of Shareholders.

Approval of this advisory proposal requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote, assuming a quorum is present. Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. This vote is advisory and therefore not binding on GP Strategies Corporation or its Board of Directors. The Board of Directors, however, will review the outcome of this vote and will take it into account in making determinations concerning the compensation of our executive officers in the future.

Executive Compensation Philosophy

The Compensation Committee seeks to provide compensation programs designed to:

•                  Attract and retain talented and dedicated executives;

•                  Motivate and reward executives whose knowledge, skills, potential and performance are critical to our success; and

•                  Align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases.

The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of goals and objectives, and provides an incentive for retention.

We believe that the 2010 compensation of GP Strategies Corporation’s named executive officers was appropriate and aligned with GP Strategies Corporation’s 2010 strategic objectives and performance. We encourage you to read the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 15, which describes in more detail GP Strategies Corporation’s compensation philosophy and the policies and procedures that have been designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, beginning on page 20 of this Proxy Statement, which provide detailed information on the compensation of GP Strategies Corporation’s named executive officers.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

PROPOSAL 4.  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with recently adopted Section 14A of the Exchange Act, we are requesting you to vote on how often GP Strategies Corporation should conduct an advisory vote on the compensation of its named executive officers.

Please note that you have four choices for voting on this proposal, as indicated on the proxy card. You can choose whether the vote on the compensation of GP Strategies Corporation’s named executive officers should be conducted every one (1) year, every two (2) years or every three (3) years. You may also abstain from voting on this proposal.

The frequency of the vote on the compensation of GP Strategies Corporation’s named executive officers receiving the greatest number of votes cast (every 1, 2 or 3 years) will be considered the frequency recommended by shareholders. Although this vote is advisory and therefore not binding on GP Strategies Corporation or its Board of Directors, the frequency considered to be recommended by shareholders will be adopted by the Board of Directors with respect to future votes on executive compensation.

Abstentions and broker non-votes have no effect on this proposal, except they will be counted as having been present for purposes of determining the presence of a quorum.

After careful consideration, the Board of Directors believes that an advisory vote on executive compensation held every year is the most appropriate policy at this time. Although GP Strategies Corporation’s executive compensation programs are designed to reward performance over multiple year performance periods and it may not be feasible to change the compensation program in consideration of any one year’s advisory vote on executive compensation, the Board of Directors recognizes that holding an annual advisory vote on executive compensation allows our shareholders to provide more immediate input on our compensation philosophy, policies and practices.

The Board of Directors recommends that the vote on the compensation of GP Strategies Corporation’s Named Executive Officers be held every ONE (1) year. If not otherwise specified, proxies will be voted to conduct advisory votes on executive compensation every ONE (1) year.

PROPOSAL 5.  APPROVAL OF THE MERGER OF THE COMPANY AND GENERAL PHYSICS CORPORATION

Background and Purpose

The Company was incorporated in Delaware in 1959 and is a holding company with one directly owned operating subsidiary, General Physics Corporation (“General Physics” and, as the surviving corporation following the Merger, “GP”), which was established in 1966.  The Company’s business consists of its training, engineering, technical services and consulting business operated by General Physics.  The Company has no other current business activities and its only significant asset is all of the outstanding capital stock of General Physics. The Common Stock is currently publicly held and, at present, the Company has no other class of Common Stock or Preferred Stock outstanding. General Physics remains as the only direct subsidiary of the Company.  All of the business of the Company is conducted through General Physics.

Management of the Company believes that the current holding company structure is no longer necessary and that its elimination is expected to (i) simplify corporate administration, (ii) reduce administrative expense, (iii) reduce income taxes, (iv) clarify the capital structure of GP Strategies Corporation and its subsidiaries, and (v) result in less confusion among investors, customers, suppliers and others regarding the relationship between the Company and General Physics. Management now proposes to merge the Company with and into General Physics (the “Merger”), with General Physics as the surviving corporation.  As a result of the Merger, GP will change its name to “GP Strategies Corporation”.  Following the Merger, GP’s financial position and capitalization will be identical in all material respects to that of the Company and the operations of GP will be the same as the operations of General Physics before the Merger.

The Board of Directors has reviewed the terms of the Merger and declared the Agreement and Plan of Merger between the Company and General Physics (the “Merger Agreement”) to be advisable and in the best interests of the Company and its stockholders.

As a result of the Merger, the Company will no longer exist and shareholders will own a number of shares of GP’s Common Stock, par value $.01 per share (“GP’s Common Stock”), equivalent to the number of shares of Common Stock they held prior to the Merger having exactly the same rights and privileges as the Common Stock prior to the Merger.

Summary of Merger

Some important points about the Merger are as follows:

1.               The Merger will result in no change in the operations, business or management of the Company.

2.               There will be no change in the state of incorporation, as each participant in the Merger is a Delaware corporation.

3.               The certificate of incorporation and bylaws of GP will be identical to the Company’s restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, at the time of the Merger. Therefore, GP will have the same authorized capital stock as the Company with the same rights and privileges as the Company had immediately prior to the Merger.  As a result, there will be no change in the proportionate ultimate ownership interests in GP.

4.               GP will have the same directors and the same executive officers and management as the Company had immediately prior to the Merger.  The composition of the committees of the Board of Directors of GP, including the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee of GP will be the same as that of the Company immediately prior to the Merger.

5.               At the time of the Merger, all outstanding shares of Common Stock will be converted on a one-for-one basis into identical shares of GP’s Common Stock having exactly the same rights and privileges.  GP’s authorized Preferred Stock will have exactly the same rights and privileges as the Company’s authorized Preferred Stock had immediately prior to the Merger.  Certificates for the shares of Common Stock will automatically represent shares of GP’s Common Stock.  No exchange of stock certificates will be required as a result of the Merger.

6.               At the time of the Merger, GP will assume and continue the GP Strategies Corporation 1973 Non-qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan without any modification and each outstanding award relating to the shares of Common Stock granted pursuant to the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan will be converted into an award of the same number of shares of GP’s Common Stock, with the same terms, rights and conditions as the corresponding Company award or option.  Assuming the Company’s proposed 2011 Stock Incentive Plan described in Proposal 6 is approved, GP will also assume and continue such plan.

7.               Following the Merger, GP will be a publicly held, reporting company under Section 13 of the Exchange Act.  The Company expects that GP’s Common Stock will be listed on the New York Stock Exchange under the same ticker symbol as the Company, “GPX.”

8.               Prior to the Company’s annual meeting, DLA Piper LLP (US), special tax counsel to the Company and General Physics, will issue an opinion that based upon certain factual representations of the Company and General Physics, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, with the result that stockholders generally will not recognize gain or loss as a result of the Merger and will have the same tax basis and holding period for their shares.

9.               The Merger is expected to be effective following stockholder approval at the Company’s annual meeting and on or before December 31, 2011.

10.         On a consolidated basis, the revenue, net income, total assets and total liabilities of the Company immediately prior to the Merger will be identical to the revenue, net income, total assets and total liabilities of GP immediately after the Merger.

Conditions to Merger

The Merger is subject to the following conditions:

1.               Approval of the Merger as provided for in the Merger Agreement by the holders of a majority of the outstanding shares of Common Stock, which is being solicited by this Proposal 5;

2.               Approval for listing on the New York Stock Exchange of GP’s Common Stock;

3.               Determination by the Chief Executive Officer of the Company that the Merger is in the best interests of the Company;

4.               Absence of an injunction or pending litigation relating to the Merger; and

5.               Receipt of all consents, approvals and authorizations required to be obtained prior to the consummation of the Merger.

Merger Procedure

The proposed Merger will be accomplished according to the terms of the Merger Agreement. The summary of significant features of the Merger contained herein is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Appendix A and incorporated by reference herein.

Pursuant to the Merger Agreement, and subject to the approval of the holders of a majority of outstanding shares of the Common Stock and the fulfillment or waiver of certain other conditions described therein, each share of Common Stock outstanding immediately prior to the Merger will automatically be converted into an equivalent number of shares of GP’s Common Stock. As a result of the Merger, the Company will be merged with and into General Physics, with GP as the surviving corporation, and the Company’s stockholders will become stockholders of GP.

Stockholders who own shares of Common Stock represented by certificates will not be required to surrender their share certificates for purposes of the Merger, and new certificates representing GP’s Common Stock will not be issued in connection with the Merger.

Amendment or Termination of the Merger

The Merger Agreement provides that the parties thereto (e.g. the Company and General Physics) may (i) amend any of the terms of the Merger Agreement, (ii) extend the time for performance of any of the obligations or acts of the parties or (iii) waive compliance with any of the covenants, conditions or agreements contained in the Merger Agreement or any document delivered pursuant to the Merger Agreement before the consummation of the Merger and before or after stockholder approval, provided that any such action will not, in the opinion of the parties thereto, have a material adverse effect on the Company’s stockholders.

Pursuant to its terms, the Merger Agreement may be terminated by the Company’s Chief Executive Officer or General Physics’ Chief Executive Officer at any time prior to the consummation of the Merger, including after the receipt of stockholder approval.

Description of Capital Stock

The following description of the capital stock of the Company is a summary of certain provisions of the Company’s restated certificate of incorporation, as amended.  The restated certificate of incorporation of General Physics will be substantively identical to the Company’s restated certificate of incorporation, as amended, at the time of the Merger.  Furthermore, the amended and restated bylaws of General Physics will be identical to the Company’s amended and restated bylaws, as amended, at the time of the Merger.  The authorized number of shares of each class of capital stock of the Company (and GP following the Merger), and the par value thereof per share, are as follows: (i) 35,000,000 shares of Common Stock, par value $.01 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share. The terms and provisions of the capital stock of GP after the Merger will be identical to those of the capital stock of the Company at the time of the Merger. At this time, there are no shares of Preferred Stock issued and outstanding and there will be no shares of Preferred Stock issued and outstanding immediately following the Merger.

Common Stock

The Company is authorized to issue 35,000,000 shares of Common Stock, of which 18,743,886 shares were issued and outstanding as of October 21, 2011. Each stockholder of record is entitled to one vote for each outstanding share of Common Stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. After satisfaction of the dividend rights of holders of Preferred Stock, holders of Common Stock are entitled to any dividend declared by the Board of Directors out of funds legally available for this purpose. After the payment of liquidation preferences to holders of any outstanding Preferred Stock, holders of Common Stock are entitled to receive, on a pro rata basis, all remaining assets available for distribution to the stockholders in the event of liquidation, dissolution, or winding up. Holders of the Common Stock do not have any preemptive right to subscribe or purchase additional shares of any class of capital stock. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that the Company may designate and issue in the future.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, of which no such shares were issued and outstanding as of October 21, 2011. The Company’s certificate of incorporation allows the Company to issue, without stockholder approval, Preferred Stock having rights senior to those of the Common Stock. The Board of Directors is authorized, without further stockholder approval, to issue in one or more series and to fix and designate the rights, preferences, privileges and restrictions of the Preferred Stock, including:

•                  dividend rights;

•                  conversion rights;

•                  voting rights;

•                  terms of redemption; and

•                  liquidation preferences.

The issuance of Preferred Stock may have the effect of delaying or preventing a change in control. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to the holders of the Common Stock or could adversely affect the rights and powers, including voting rights, of the holders of the Common Stock. The issuance of Preferred Stock could have the effect of decreasing the market price of Common Stock.

Possible Anti-Takeover Effects

The Company’s certificate of incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire control of the Company without the approval of the Board of Directors. In addition, provisions of Delaware law may hinder or delay an attempted takeover of the Company other than through negotiation with the Board of Directors. These provisions could discourage attempts to acquire the Company or remove management even if some or a majority of the stockholders believe this action to be in their best interest, including attempts that might result in stockholders receiving a premium over the market price of their shares of Common Stock.

Board of Directors. The number of directors on the Board of Directors may only be altered by the action of a majority of the entire Board of Directors. The bylaws provide that directors may be removed from office by stockholders with or without cause only by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors. The stockholders can fill a vacancy on the Board of Directors at such meeting that results from the removal of a director. Vacancies resulting from the removal of a director that are not filled by the stockholders can be filled by a majority vote of the remaining directors. Vacancies and newly created directorships resulting from any increase in the size of the Board of Directors may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

In connection with the securities purchase agreement dated as of December 30, 2009 (the “Purchase Agreement”) with Sagard Capital Partners, L.P., a Delaware limited partnership (“Sagard”), the Company agreed to cause one designee of Sagard to be nominated and elected to the Board of Directors. Sagard has the right to designate one director to the Board of Directors for so long as it holds at least 900,000 shares of the outstanding Common Stock. The election or appointment of the Sagard nominee is subject to satisfaction of all legal and governance requirements regarding service as a director on the Board of Directors. Daniel Friedberg currently serves on the Board of Directors as Sagard’s nominee.

Power to Issue Preferred Stock. The Board of Directors, has the authority, without further action by the holders of the Common Stock, to issue shares of Preferred Stock in such series and with such terms and conditions as the Board of Directors may determine, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock.

Special Stockholders’ Meetings. The Company’s bylaws provide that special meetings of stockholders may be called by the Board of Directors, the Chairman of the Board, or at the request in writing of stockholders owning capital stock representing 50% of the combined voting power of all issued and outstanding classes of capital stock, the Secretary.

Advance Notice Provisions. The Company’s bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of stockholders. The bylaws provide that only persons who are nominated by or at the direction of the Board of Directors or by a stockholder who has given timely written notice to the secretary before the meeting to elect directors will be eligible for election as directors. The bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by the Board of Directors or by a stockholder in compliance with the procedures in the bylaws. A stockholder must give timely written notice to the secretary of its intention to present a matter before an annual meeting of stockholders.

Section 203 of the Delaware General Corporation Law.  In addition to these provisions of the Company’s certificate of incorporation and bylaws, the Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of a corporation’s voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of the Company or reducing the price that certain investors might be willing to pay in the future for shares of Common Stock.

Limitation on Foreign Ownership of the Company’s Stock.  The Department of Energy and the Department of Defense have policies regarding foreign ownership, control or influence over government contractors who have access to classified information. If either agency determines that an undue risk to the common defense and security of the United States exists, it may, among other things, terminate the contractor’s or subcontractor’s existing contracts with it. The Company’s certificate of incorporation includes a provision relating to foreign ownership of Common Stock that permits the Company to redeem or require the prompt disposition under certain circumstances of all or any portion of the shares of Common Stock owned by a foreign stockholder beneficially owning shares representing 5% or more of the outstanding shares of Common Stock.

Transfer Agent

The transfer agent for the Common Stock is Computershare Trust Company N.A., P.O. Box 43070, Providence, Rhode Island 02940.  Computershare Trust Company N.A. will also serve as the transfer agent for GP following the Merger.

Stock Exchange Listing

Following the Merger, GP expects its Common Stock to be listed on the New York Stock Exchange under the same symbol as the Company, “GPX.”  Accordingly, GP will be a publicly-held, reporting company under Section 13 of the Exchange Act.  Approval for listing on the New York Stock Exchange of the GP Common Stock is a condition precedent to the consummation of the Merger.

Dividend Policy

GP will follow the Company’s current dividend policy.  Accordingly, the payment of any future cash dividends following the Merger will be determined by GP’s Board of Directors in light of conditions then existing, including GP’s earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions, certain corporate law requirements and other factors. The Company has not declared or paid any cash dividends on the Common Stock during the two most recent fiscal years. We do not anticipate paying cash dividends on the Common Stock in the foreseeable future and intend to retain future earnings to finance the growth and development of the business. In addition, the General Physics Credit Agreement contains restrictive covenants regarding future acquisitions, incurrence of debt and the payment of dividends.

Management

GP will have the same directors and the same executive officers and management as the Company.  The composition of the committees of the Board of Directors of GP, including the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee will be the same as that of the Company immediately prior to the Merger.

Debt Structure

General Physics has a $35 million Credit Agreement with a bank. The Credit Agreement expires on October 31, 2012, with annual renewal options, and is secured by certain assets of General Physics.  The Credit Agreement permits General Physics to provide the Company up to $10 million of cash to repurchase shares of its outstanding Common Stock in the open market.  There was $5.6 million remaining available for future share repurchases under the $10 million authorized amount as of September 30, 2011. The Credit Agreement and the debt obligations covered thereby will be obligations of GP following the Merger.

Stock Incentive and Other Benefit Plans

GP will assume and continue all of the Company’s stock and other compensation, benefit and incentive plans for employees, retirees, and Directors (including, without limitation, the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan) and will assume all outstanding stock options, restricted stock units, and other obligations previously granted or incurred under such plans. In connection with the Merger, each of the Company’s outstanding options to purchase Common Stock (including, without limitation, those granted pursuant to the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan) will be converted into an option covering the same number of shares of GP’s Common Stock, and with the same terms and conditions as the Company’s outstanding option, and all outstanding restricted stock units will be payable in the same number of shares of GP’s Common Stock, with the same terms and conditions as the outstanding restricted stock unit award.  There will be no amendments or modifications to such plans (including, without limitation, the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan) which will result from the Merger.

A vote in favor of the Merger will also constitute a vote in favor of the assumption and continuation by GP of all of the

Company’s stock and other compensation, benefit and incentive plans approved by the Company’s stockholders prior to the Merger.

Furthermore, if the 2011 Stock Incentive Plan under Proposal 6 is approved, it will replace the Company’s prior stock incentive plans and be assumed and continued by GP. No awards under the 2011 Stock Incentive Plan will, however, be used to replace existing awards under the Company’s prior plans.

Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax considerations of the Merger.  The following discussion is based upon the current provisions of the Code, its legislative history, administrative pronouncements, judicial decisions and Treasury regulations, all of which are subject to change, possibly with retroactive effect.  The following discussion does not purport to be a complete discussion of all U.S. federal income tax considerations.  The following discussion does not address the tax consequences of the Merger under state, local or non-U.S. tax laws.  In addition, the following discussion may not apply, in whole or in part, to particular categories of stockholders, such as dealers in securities, insurance companies, foreign persons, financial institutions and tax-exempt organizations. Finally, a tax ruling from the Internal Revenue Service has not been requested.  THE FOLLOWING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES.

Prior to the Company’s annual meeting, DLA Piper LLP (US), special tax counsel to the Company and General Physics, will issue an opinion that based upon certain representations of the Company and General Physics, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.  As such:

1.               Stockholders will recognize no gain or loss upon the conversion of shares of the Company’s stock into shares of GP’s stock in the Merger;

2.               A stockholder’s tax basis in shares of GP stock following the Merger will be the same as his or her tax basis in the Company’s stock owned prior to the Merger; and

3.               A stockholder’s holding period in shares of GP stock following the Merger will include the holding period of the Company’s stock, if the stockholder holds shares of the Company’s stock as capital assets at the time of the Merger.

No Appraisal Rights

Under the Delaware General Corporation Law, dissenting stockholders do not have “appraisal rights” when a parent company merges into its own wholly-owned subsidiary.  Consequently, a stockholder of the Company who votes against this proposal does not have a statutory right to demand payment of the “fair value” of his or her stock of the Company.

Required Vote and Board Recommendation

Approval of the merger of the Company with and into its wholly-owned subsidiary, General Physics Corporation, requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

PROPOSAL  6.  APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

On October 14, 2011, our Board of Directors adopted, subject to stockholder approval, the Company’s proposed 2011 Stock Incentive Plan (the “Plan”).  The Plan is intended to replace our prior stock plans: the 1973 Non-qualified Stock Option Plan and the 2003 Incentive Stock Plan (the “Prior Plans”).  No new awards will be made under those Prior Plans after the Plan becomes effective.  No awards under the Plan will be used to replace existing awards under the Prior Plans.  Outstanding awards will remain outstanding under the Prior Plans.

We believe that appropriate equity incentives are critical to attracting and retaining the best employees.  The approval of this Proposal 6 will enable us to continue to provide these incentives, which have become a standard element of compensation for companies in our industry.

Key Features Designed to Protect Stockholders’ Interests

The Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following Plan features:

•                                          Independent Administrator.  The Compensation Committee of the Board of Directors, which is comprised solely of non-employee directors, is the Plan administrator.

•                                          No Evergreen Feature.  The maximum number of shares available for issuance under the Plan is fixed and cannot be increased without stockholder approval.  In addition, the Plan expires by its terms on a specified date.

•                                          Repricing and Reloading Prohibited.  Stockholder approval is required for any repricing, replacement, or buyout of underwater awards.  In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

•                                          No Discount Awards; Maximum Term Specified.  Stock options and stock appreciation rights must have an exercise price or base price no less than the closing price of our Common Stock on the date the award is granted and a term no longer than ten years’ duration.

•                                          Per-Participant Limits on Awards.  The Plan limits the size of awards that may be granted during any one year to any one participant.

•                                          Award Design Flexibility.  Different kinds of awards may be granted under the Plan, giving us the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•                                          Performance-Based Awards.  The Plan permits the grant of performance-based stock awards that are payable only upon the attainment of specified performance goals.

•                                          No Liberal Definition of Change in Control.  The Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board of Directors or stockholders.

Our Board of Directors has full discretion to determine the number of awards to be granted to participants under the Plan, subject to an annual limitation on the total number of awards that may be granted to any employee.  Before the 2011 annual meeting, the Company will not grant any awards under the Plan.

The following is a summary of the principal features of the Plan, but it is qualified in its entirety by reference to the full text of the Plan, which appears as Appendix B to this Proxy Statement.

Summary of the Plan

Background and Purpose

We adopted the Plan to promote long-term growth and profitability by providing key people with incentives to improve the value of the Company and contribute to our growth and financial success, and enabling us to attract, retain and reward the best-available personnel.

Eligibility and Participation

Participation in the Plan is open to all of our employees, officers, directors and other individuals who provide services to us or any of our affiliates, as the administrator of the Plan may select from time to time.  Our Compensation Committee serves as the administrator.  The administrator may also grant awards to individuals in connection with their hiring, recruitment or other related circumstance before the date that the relevant individual first performs those services for us or any of our affiliates, however, no awards may vest or become exercisable and no shares may be issued before the individual commences performance of those services.  As of the date of this Proxy Statement, seven non-employee directors and approximately 2,400 employees and other individuals providing services to the Company or any of its affiliates are eligible to participate in the Plan.

Types of Awards

The Plan provides for the grant of stock options, stock appreciation rights, and other stock-based awards (including performance awards), as each is described more fully below, which may be granted separately or in tandem with other awards.  The administrator is responsible for determining the prices, expiration dates, and other material conditions governing the exercise of the awards granted under the Plan.  We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the Plan, to the extent permitted by law.  Securities laws, however, preclude us from making or guaranteeing any such loans to our executive officers.  Types of awards that may be granted under the Plan include:

Stock Options.  The administrator may grant tax-qualified incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options.  However, only employees of the Company or its subsidiaries may receive tax-qualified incentive stock options.  All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years.  As of October 21, 2011, the fair market value of a share of our Common Stock was $11.36.  An option holder may pay the exercise price in cash or by broker-assisted cashless exercise or, to the extent permitted by the administrator, by tendering shares or by net share settlement, or by any other means that the administrator approves or any combination of the foregoing.

Stock Appreciation Rights.  The administrator may grant stock appreciation rights that entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement.  The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related.  No stock appreciation right may have a term longer than ten years’ duration.

Stock-Based Awards.  The administrator may grant stock-based awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator determines.  A stock award may be restricted or unrestricted and may be denominated and paid in cash, shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these.

Performance Awards.  The administrator may grant stock-based awards that are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.  The administrator may determine that the grant of, or lapse of restrictions with respect to, performance-based stock awards may be based upon one or more performance measures or objective performance targets to be attained relative to those performance measures.  Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained.  The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of extraordinary or non-recurring items, changes in tax laws, changes in generally accepted accounting principles or accounting policies, changes related to restructured or discontinued operations, the restatement of prior period financial results, or any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements.

For this purpose, “performance measures” mean the criteria established by the administrator in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and that relate to any of the following, as it may apply to an individual, one or more business unit(s), divisions or subsidiaries or the whole of the Company:

•                                          Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following:  interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

•                                          Return Metrics: return on investment, assets, equity or capital (total or invested);

•                                          Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

•                                          Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the administrator;

•                                          Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); price-to-earnings ratio; and

•                                          Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

The benefits or amounts that are to be allocated (or would have been allocated, if the Plan had been in effect) to any participant or group of participants are indeterminable at the date of this Proxy Statement because participation and the types of awards (including options) available under the Plan are subject to the discretion of the administrator.

Shares Available Under the Plan

The initial number of shares of our Common Stock that may be issued with respect to awards granted under the Plan if approved is 1,355,764 which represents shares previously approved for issuance under the Prior Plans that are neither issued nor are subject to an outstanding award as of the day the Plan becomes effective.

If any award, or portion of an award, under the Plan or Prior Plans expires or terminates unexercised, becomes unexercisable, is forfeited or otherwise terminated, surrendered or canceled as to any shares, or is settled in cash without delivery of shares, the shares subject to the award will thereafter be available for awards under the Plan; provided, however, that the withholding, surrender or tender of shares for payment of the exercise price of an award or satisfaction of tax withholding obligations in connection with an award will not make any such withheld, surrendered or tendered shares available for issuance under the Plan.

Notwithstanding the above, of the total shares that are authorized for issue under the Plan, not more than 1,355,764 shares are available for issue pursuant to tax-qualified incentive stock options intended to qualify under Section 422 of the Code.  In addition, the maximum number of shares subject to awards of any combination that may be granted during any one calendar year to any one individual under the Plan is 200,000 shares, except that such maximum number is 200,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or any affiliate.

Each of the limits described above is adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of stock or anything similar.  The shares to be issued under the Plan are shares of authorized but unissued or reacquired shares or treasury shares, including shares we repurchase on the open market.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares, the maximum number of shares for which awards may be granted under the Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual, and the number of shares covered by and the exercise price and other terms of outstanding awards, are adjusted to reflect such event.

Except as stated above, in the event of any change affecting shares, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” of the Company (as defined in the Plan)), the administrator, in its discretion and without the consent of the holders of the awards, may make appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the Code); and any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a “Change in Control” of the Company (as defined in the Plan), outstanding stock options and other awards that are payable or convertible into shares terminate on the effective time of the “Change in Control,” unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. In the event of such a termination, the holders of stock options and other awards under the Plan are permitted, immediately before the “Change in Control,” to exercise or convert all portions of the awards that are then exercisable or convertible.

Further, in the event that a “Change in Control” of the Company (as defined in the Plan) occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such award becomes payable (or a pro rata portion of the lapse restrictions lapses, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the performance measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting the Company, the financial statements of the Company or any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Amendment and Termination

Our Board of Directors may terminate, amend or modify the Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our Board of Directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the Plan unless such action complies with the relevant listing rules.

Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the Plan, based upon the provisions of the Code as of the date of this Proxy Statement.  Non-U.S. residents should consult with their tax advisor regarding the specific tax consequences as a result of the grant of awards under the Plan in their country of origin.  This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts.  Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the Plan.

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code.  Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes.  Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition.  Any gain in excess of that amount is a capital gain.  If a loss is recognized, there is no ordinary income, and such loss is a capital loss.  Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by us for federal income tax purposes.

Nonqualified Stock Options.  Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status.  An option holder generally recognizes no taxable income as a result of the grant of the option.  On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date.  Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss.  No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant.  We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation.  The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the corporation’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied.  It is intended that compensation arising from awards granted under the Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code.  Despite this, we reserve the right to grant awards under the Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Effect of Merger

If Proposal 5 is approved by the shareholders, GP will assume and continue the Plan.

Required Vote and Board Recommendation

Approval of the Plan requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, assuming a quorum is present and the total votes cast on the proposal represents over 50% in interest of the outstanding shares of Common Stock.   Abstentions and broker non-votes will be counted as having been present for purposes of determining the presence of a quorum and will have the effect of negative votes on this proposal, unless holders of more than 50% in interest of the outstanding shares of stock cast votes on the proposal, in which case they will have no effect on this proposal.

The Board of Directors recommends a vote FOR approval of this proposal. If not otherwise specified, proxies will be voted FOR approval of this proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review & Approval Process for Related Person Transactions

Our Corporate Governance Guidelines (a copy of which may be viewed on our website and is available in print, without charge, upon request to GP Strategies’ Corporate Secretary) require each director to avoid any action, position or interest that conflicts with an interest of the Company or gives the appearance of a conflict.  Although there is no formal written procedure in those Guidelines for handling such situations when they arise, in practice our Board of Directors, or a committee thereof, is responsible for reviewing and approving, all related person transactions. A related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants. A related person is an executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Our Conduct of Business Policy (a copy of which may be viewed on our website and is available in print, without charge, upon request to GP Strategies’ Corporate Secretary) governs related person transactions involving executive officers and the Company.  It prohibits activities or relationships which are incompatible with employment by the Company or which places the executive in a position where there is a conflict between the executive’s private interests and the interests of the Company, its subsidiaries or affiliates.  Executives are required to immediately disclose such situations to their supervisor, the Company’s Ethics Program Compliance Officer, or the Company’s General Counsel for a determination of appropriate action.  The Company maintains a telephone hotline for employees to confidentially report questionable activities or seek advice in handling ethics-related issues.

Related Transactions

Directorships

Certain of our Directors have also served as Directors of NPDC and GSE. Scott N. Greenberg is currently a Director of NPDC, was a Director of GSE until May 2008, and was Chief Financial Officer of NPDC until August 2007. Harvey P. Eisen is Chairman of the Board of NPDC and Managing Member of Bedford Oak Partners LP, which owns approximately 31.4% of the issued and outstanding shares of NPDC.

Guarantees

Subsequent to the spin-off of NPDC in 2004, we continued to guaranty the lease of a warehouse used by NPDC’s subsidiary, Five Star Products, Inc. In connection with the spin-off of NPDC, NPDC agreed to assume our obligation under such guarantee, to use commercially reasonable efforts to cause us to be released from such guarantee, and to hold us harmless from all claims, expenses and liabilities connected with the lease or NPDC’s breach of any agreements effecting the spin-off. In connection with the warehouse lease, the landlord subsequently agreed to release us from liability under the guarantee if we delivered a letter of credit for $0.1 million to secure the tenant’s obligations under the lease. We delivered the letter of credit in 2010, the term of the lease ended February 28, 2011 and the Company no longer has any obligation with respect to the lease.

EQUITY COMPENSATION PLAN INFORMATION

The following is information as of December 31, 2010 about shares of our Common Stock that may be issued upon the exercise of options and rights under our 1973 Non-Qualified Stock Option Plan, which was not approved by security holders, and 2003 Incentive Stock Plan, which was approved by security holders.  For a description of the material terms of these plans, see Note 11 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 3, 2011.

	Non- Qualified
	Stock Option	Incentive
	Plan	Stock Plan
Plan category:

Equity compensation plans not approved by security holders:

(a) Number of securities to be issued upon exercise of outstanding options	40,370

(b) Weighted average exercise price of outstanding options	$3.59

(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in row (a))	1,446,164

Equity compensation plans approved by security holders:

(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		1,337,400

(b) Weighted average exercise price of outstanding options, warrants and rights		$9.74

(c) Number of securities remaining available for future issuance under equity compensation plans		37,308

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange, and to furnish us with such reports.

Based solely on a review of copies of such reports for 2010, we believe that during 2010 all reports applicable to our officers, directors and greater than 10% beneficial owners were filed on a timely basis.

Stockholder Proposals and Director Nominations

Proposals for Inclusion in Proxy Materials

Stockholders may present proposals for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders provided they are received by the Company no later than July 4, 2012 and are otherwise in compliance with applicable SEC regulations. If we change the date of the 2012 Annual Meeting by more than 30 days from the date of this year’s Annual Meeting, a stockholder’s written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2012 Annual Meeting.

Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials

In addition to the above requirements, the Company’s By-laws provide that any stockholder wishing to nominate a candidate for Director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the proxy statement relating to the immediately preceding annual meeting of stockholders (no later than August 3, 2012 with respect to the 2012 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not less than 90 days prior to the date of the meeting or, if the first public announcement of the meeting date is less than 100 days before such meeting date, not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company’s By-laws. Copies of the Company’s By-laws are available to stockholders without charge upon request to the Company’s Secretary at the Company’s address set forth above.

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2010, which is not a part of the proxy soliciting materials, was made available to the Company’s stockholders on approximately April 29, 2011.

General

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the Annual Meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

Cost of Solicitation

The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail and e-mail, but employees or representatives of the Company may also solicit proxies by telephone and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

By Order of the Board of Directors,

Kenneth L. Crawford, Secretary
November 1, 2011

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER dated as of October 31, 2011 (the “Merger Agreement”), between GP Strategies Corporation, a Delaware corporation (the “Company”) and General Physics Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (“Surviving Corporation”).

WHEREAS, the Restated Certificate of Incorporation of the Company, as amended, as of the date hereof, authorizes the Company to issue an aggregate of 45,000,000 shares of stock, consisting of 35,000,000 shares of Common Stock, par value $0.01 per share (“Company Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.01 per share (“Company Preferred Stock”);

WHEREAS, as of the date hereof, there are outstanding approximately 18.7 million shares of Company Common Stock and no shares of Company Preferred Stock;

WHEREAS, as of the date hereof, the Surviving Corporation is authorized to issue 3,000 shares of stock, consisting of 2,500 shares of Common Stock, $0.025 par value per share, of which 2,384 shares are issued and outstanding, and 500 shares of Preferred Stock, $0.025 par value per share, of which no shares are issued and outstanding;

WHEREAS, the Certificate of Incorporation of the Surviving Corporation will be amended immediately prior to the Effective Time of the Merger to provide that the Surviving Corporation is authorized to issue an aggregate of 45,000,000 shares of stock, consisting of 35,000,000 shares of Common Stock, par value $0.01 per share, (“Surviving Corporation Common Stock”) and 10,000,000 shares of Preferred Stock, par value $0.01 per share, or such other amount of stock and in such proportions by type and class as is set forth in the Certificate of Incorporation of the Company immediately prior to the Effective Time; and

WHEREAS, the Boards of Directors of the Company and the Surviving Corporation deem it advisable and in the best interests of the respective corporations that the Company be merged with and into Surviving Corporation (the “Merger”).

NOW, THEREFORE, the parties hereto hereby agree as follows

ARTICLE I

MERGER

1.1   Merger. Subject to the terms and conditions of this Merger Agreement, at the Effective Time the Company shall be merged with and into Surviving Corporation in accordance with the General Corporation Law of the State of Delaware. The separate existence of the Company shall cease and Surviving Corporation as the surviving corporation shall continue its corporate existence under the laws of the State of Delaware. Surviving Corporation shall succeed, insofar as provided by law, to all rights, assets, liabilities and obligations of the Company in accordance with the General Corporation Law of the State of Delaware.

1.2   Effective Time. Subject to the approval of the Merger by the requisite vote of the stockholders of the Company, the Merger shall become effective as of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, as required by the General Corporation Law of the State of Delaware (the “Effective Time”).

ARTICLE II

NAME, CERTIFICATE OF INCORPORATION, BY-LAWS AND DIRECTORS AND

OFFICERS OF THE SURVIVING CORPORATION

2.1   Name. The name of the Surviving Corporation shall be “GP Strategies Corporation” following the Merger.

2.2   Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation as amended and in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until further amended in accordance with the provisions thereof and applicable laws. Such Certificate of Incorporation shall be identical to the Restated Certificate of Incorporation, as amended, of the Company as in effect immediately prior to the Effective Time.

2.3   By-Laws. The By-Laws of the Surviving Corporation shall be identical to the By-Laws of the Company in existence and in effect immediately prior to the Effective Time.

2.4   Directors and Officers. The directors and officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until expiration of the current terms as such, or prior resignation, death or removal.

ARTICLE III

CONVERSION AND EXCHANGE OF SECURITIES

3.1   Conversion. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:

(a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of Surviving Corporation Common Stock;

(b) Each option to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase, upon the same terms and conditions, the number of shares of Surviving Corporation Common Stock which is equal to the number of shares of Company Common Stock which the optionee would have received had he or she exercised his or her option in full immediately prior to the Effective Time (whether or not such option was then exercisable). The exercise price per share of Surviving Corporation Common Stock under each of said options shall be equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time.

(c) Each restricted stock unit, deferred stock unit, stock appreciation right, put, call or any other right, with respect to shares of Company Common Stock, outstanding immediately prior to the Effective Time, shall be converted into a restricted stock unit, deferred stock unit, stock appreciation right, put, call or other right with respect to shares of Surviving Corporation Common Stock, respectively, giving each holder the same rights, with respect to the same number of shares of such stock of the Surviving Corporation, as such holder had with respect to the stock of the Company under such outstanding restricted stock unit, deferred stock unit, stock appreciation right, put, call or other right. All obligations in respect of such outstanding restricted stock units, deferred stock units, stock appreciation rights, puts, calls or other rights shall, as of the Effective Time, be assumed by the Surviving Corporation.

3.2   Exchange.

(a) Immediately after the Effective Time, each certificate theretofore representing issued and outstanding shares of Company Common Stock shall represent the same number of shares of Surviving Corporation Common Stock.

(b) At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represented shares of Company Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Surviving Corporation Common Stock into which the shares of Company Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Company or its transfer agents of any such outstanding stock certificates shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Surviving Corporation Common Stock evidenced by such outstanding certificate as above provided.

ARTICLE IV

SPECIFIC UNDERTAKINGS

4.1   Stock Incentive Plans. Effective as of the Effective Time, Surviving Corporation shall assume all of the rights and obligations of the Company under the GP Strategies Corporation 1973 Non-Qualified Stock Option Plan and the GP Strategies Corporation 2003 Incentive Stock Plan as each of said plans may then be in effect, and the parties hereto shall each take such action as may be necessary to (i) enable each holder of an option or other right to acquire or receive shares of Company Common Stock under any such plans to become entitled, at and after the Effective Time, to exercise such option or right, subject to the terms and provisions thereof, as to that number of shares of Surviving Corporation Common Stock which such holder would have been entitled to receive had such holder exercised such option or other right and thereby received shares of Company Common Stock immediately prior to the Effective Time and (ii) vest administrative functions in the Surviving Corporation and its officers and directors. As of the Effective Time, Surviving Corporation shall reserve shares of its authorized but unissued Surviving Corporation Common Stock which may be required for future issuance under the provisions of each such plan or agreement in number equal to the number of shares of Company Common Stock which were reserved by the Company for purposes of such plan or agreement immediately prior to the Effective Time.

4.2   Other Employee Benefit Plans. From and after the Effective Time, each employee benefit plan to which the Company is then a party (other than the plans covered by section 4.1) shall continue to be the plan of the Surviving Corporation and to the extent that such employee benefit plans include the right to acquire, own or dispose of the stock of the Company, the parties hereto shall each take such action as may be necessary to enable each holder of such rights to exercise such rights to acquire, own or dispose of the same type and class of stock of the Surviving Corporation.

4.3   Employment Agreements. As of the Effective Time, the Surviving Corporation shall assume all obligations of the Company pursuant to all employment agreements with the Company in effect as of the Effective Time.

ARTICLE V

GENERAL

5.1   Stockholder Approval. Subsequent to execution of this Merger Agreement, the Company shall submit the Merger as provided for in this Merger Agreement to its stockholders for their approval pursuant to the applicable provisions of the General Corporation Law of the State of Delaware.

5.2   Conditions to Merger. The Merger is subject to the following conditions:

(a) Approval of the Merger as provided for in this Merger Agreement by the holders of a majority of the outstanding shares of the Company’s Common Stock;

(b) Approval for listing on the New York Stock Exchange of the Surviving Corporation’s Common Stock to be issued in the Merger;

(c) The determination by the Chief Executive Officer of the Company that the Merger is in the best interests of the Company;

(d) Absence of an injunction or pending litigation relating to the Merger; and

(e) Receipt of all consents, approvals and authorizations required to be obtained prior to the consummation of the Merger.

5.3   Amendment. This Merger Agreement may be amended at any time prior to the Effective Time with the mutual consent of the parties hereto, both before and after it has been adopted by the stockholders of the Company, in any manner which, in the judgment of the parties hereto, would not have a material adverse effect on the rights of such stockholders.

5.4   Termination and Abandonment. At any time prior to the consummation of the Merger, this Merger Agreement may be terminated and the Merger abandoned by the Chief Executive Officer of the Company or the Chief Executive Officer of the Surviving Corporation.

5.5   Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to its conflict of law provisions).

5.6   Counterparts. This Merger Agreement may be executed in one or more counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

5.7   Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracy in the statements contained in this Merger Agreement or in any document delivered pursuant to this Merger Agreement, or (iii) waive compliance with any of the covenants, conditions or agreements contained in this Merger Agreement, or any document delivered pursuant to this Merger Agreement, provided that such action would not have a material adverse effect on the rights of the stockholders of the Company.

IN WITNESS WHEREOF each of the parties hereto has caused this Merger Agreement to be executed on its behalf and attested by its officers hereunto duly authorized, all as of the date and year first above written.

GP STRATEGIES CORPORATION

By:	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer

GENERAL PHYSICS CORPORATION

By:	/s/ Scott N. Greenberg
Scott N. Greenberg
Chief Executive Officer

APPENDIX B

GP STRATEGIES CORPORATION
2011 STOCK INCENTIVE PLAN

1.             Establishment, Purpose and Types of Awards

                GP STRATEGIES CORPORATION, a Delaware corporation (the “Company”), hereby establishes the GP STRATEGIES 2011 STOCK INCENTIVE PLAN (the “Plan”).  The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

                The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, other stock-based awards, or any combination of the foregoing.

                This Plan replaces the Company’s 1973 Non-qualified Stock Option Plan (the “1973 Plan”) and 2003 Incentive Stock Plan (the “2003 Plan”).  Upon approval of this Plan by the Company’s Board (the “Effective Date”), no further awards will be made under the 1973 Plan and the 2003 Plan.

2.             Definitions

                Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)           “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)           “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)           “Award” means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Change in Control” means:  (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include any transaction effected exclusively to change the domicile of the Company, and that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A.  For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f)            “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)           “Common Stock” means shares of common stock of the Company, par value of $0.01 per share.

(h)           “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i)            if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported;

(ii)           if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii)          if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(i)            “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(j)            “Performance Measures” mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies:

                (i)            Earnings or Profitability Metrics: earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes (“EBIT”); earnings/loss before interest, taxes, depreciation and amortization (“EBITDA”); profit margins; expense levels or ratios; in each case adjusted to eliminate the effect of any one or more of the following:  interest expense, asset impairments, early extinguishment of debt or stock-based compensation expense;

                (ii)           Return Metrics: return on investment, assets, equity or capital (total or invested);

                (iii)          Cash Flow Metrics: operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

                (iv)          Liquidity Metrics: capital raising; debt reduction; extension of maturity dates of outstanding debt; debt leverage (debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios) or access to capital; debt ratings; total or net debt; other similar measures approved by the Administrator;

                (v)           Stock Price and Equity Metrics: return on stockholders’ equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted)

(before or after taxes); price-to-earnings ratio; and

                (vi)          Strategic and Operating Metrics: geographic footprint; revenue (gross, operating or net); new business or customer wins; market share; market penetration; growth in assets; key hires; management of employment practices and employee benefits; effective income tax rates; business expansion; acquisitions, divestitures, collaborations, licensing or joint ventures; financing; resolution of significant litigation; and legal compliance or risk reduction.

(k)           “Prior Plans” means the 1973 Plan and the 2003 Plan.

3.             Administration

(a)           Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time.

(b)           Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:  (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)           Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)           Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)           Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)            Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.             Shares Available for the Plan; Maximum Awards

                Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall be 1,355,764.  No more than an aggregate of 1,355,764 shares of Common Stock may be issued pursuant to incentive stock options intended to qualify under Code section 422.  The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan.

                If any Award, or portion of an Award, under the Plan or Prior Plans expires or terminates unexercised, becomes unexercisable, is forfeited or otherwise terminated, surrendered or canceled as to any shares, or is settled in cash without delivery of shares of Common Stock, the shares subject to such Award shall thereafter be available for Awards under the Plan; provided, however, that the withholding, surrender or tender of shares of Common Stock for payment of the exercise price of an Award or satisfaction of tax withholding obligations in connection with an Award shall not make any such withheld, surrendered or tendered shares available for issuance under the Plan.

                Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 200,000 shares; provided, however, that such maximum number shall be 200,000 shares with respect to any individual during the first fiscal year that the individual is employed with the Company or an Affiliate.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5.             Participation

                Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.  The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.             Awards

                The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.

                (a)           Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422.  Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)           Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”).  An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related.  No SAR shall have a term longer than ten years’ duration.  Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)           Stock Awards.

(i)            The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A stock award may be denominated in Common Stock or other securities, stock-equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii)           The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m).  The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator.  Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained.  A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof.  The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of:  (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period.  Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute “qualified performance-based compensation” within the meaning of Code section 162(m).  Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company.  In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.             Miscellaneous

(a)           Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date by which such action is required to be taken under the Code.  The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)           Loans.  To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)           Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)           Adjustments for Corporate Transactions and Other Events.

(i)            Stock Dividend, Stock Split and Reverse Stock Split.  In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event.  The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)           Non-Change in Control Transactions.  Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, shall make

(A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to reducing the number, kind and price of securities subject to Awards as the Administrator determines to be appropriate and equitable.

(iii)          Change in Control Transactions.  In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof.  In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)          Unusual or Nonrecurring Events.  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e)           Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)            Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time.  Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g)           Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h)           Compliance with Securities Laws; Listing and Registration.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules.  The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

                The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws.  The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i)            No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)            Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k)           409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A.  The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B).  Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A.  Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l)            Effective Date; Termination Date.  The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date.  No Award shall be granted under the Plan after the close of business on the tenth anniversary of the Effective Date.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: October 14, 2011

Date Approved by the Stockholders:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000116638_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Harvey P. Eisen 02 Marshall S. Geller 03 Daniel M. Friedberg 04 Scott N. Greenberg 05 Sue W. Kelly 06 Richard C. Pfenniger 07 A. Marvin Strait 08 Gene A. Washington GP STRATEGIES CORPORATION 6095 MARSHALEE DRIVE SUITE 300 ELKRIDGE, MD 21075 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. Advisory vote regarding the frequency of future shareholder advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR proposals 5, 6, and 7. For Against Abstain 5. To approve an Agreement and Plan of Merger providing for the merger of the Company with and into its wholly-owned subsidiary, General Physics Corporation to eliminate the current holding company structure. 6. To approve the GP Strategies Corporation 2011 Stock Incentive Plan. 7. Any other matters properly brought before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000116638_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . GP STRATEGIES CORPORATION Annual Meeting of Stockholders December 14, 2011 This proxy is solicited by the Board of Directors Revoking any such prior appointment, the undersigned, a stockholder of GP Strategies Corporation, hereby appoints Harvey P. Eisen and Scott N. Greenberg, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Intercontinental Harbor Court Hotel, 550 Light Street, Baltimore, Maryland on December 14, 2011, at 10:30 a.m., local time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side